UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Local Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF LOCAL CORPORATION

to be held

August 6, 2013

and

PROXY STATEMENT

IMPORTANT

Please mark, sign and date your proxy

and promptly return it in the enclosed envelope

7555 Irvine Center Drive

Irvine, CA 92618

June 14, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Local Corporation on August 6, 2013, at 9:00 a.m., local time, at the offices of Dorsey & Whitney LLP, Plaza Tower, 600 Anton Boulevard, Suite 2000, Costa Mesa, CA 92626. We look forward to greeting those stockholders who are able to attend.

At the meeting, you are being asked to elect Heath B. Clarke, as our Class III member to our Board of Directors; to ratify the selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending 2013; to approve the Local Corporation 2013 Employee Stock Purchase Plan; to approve, in accordance with Nasdaq Marketplace Rules, the issuance of shares our common stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of our common stock underlying such convertible notes and warrants; and to provide an advisory vote on executive compensation disclosed in this proxy statement.

It is very important that your shares are represented and voted at the meeting, whether or not you plan to attend. Accordingly, please sign, date, and return your proxy in the enclosed envelope at your earliest convenience.

As always, your interest and participation in the affairs of Local Corporation are greatly appreciated. Thank you for your continued support.

Sincerely,

The Board of Directors

Local Corporation

7555 Irvine Center Drive

Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held August 6, 2013

June 14, 2013

To our Stockholders:

The 2013 Annual Meeting of Stockholders of Local Corporation (the “Company”) will be held at the offices of Dorsey & Whitney LLP, Plaza Tower, 600 Anton Boulevard, Suite 2000, Costa Mesa, CA 92626 on August 6, 2013, beginning at 9:00 a.m. PT for the following purposes, each as more fully described in the proxy statement accompanying this Notice:

(1) To elect one director as our Class III member of the Company’s Board of Directors for a three-year term expiring in 2016;

(2) To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;

(3) To approve the Local Corporation Employee Stock Purchase Plan;

(4) To approve, in accordance with Nasdaq Marketplace Rules, the issuance of shares our common stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of our common stock underlying such convertible notes and warrants;

(5) To provide an advisory vote on executive compensation disclosed in this proxy statement; and

(6) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed the close of business on June 13, 2013, as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All of our stockholders are cordially invited to attend the annual meeting in person. It is important that your shares be represented; therefore, even if you presently plan to attend the Annual Meeting, PLEASE COMPLETE, SIGN AND DATE, AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. If you do attend the Annual Meeting and wish to vote in person, you may withdraw your proxy at that time in accordance with the procedures set forth in the Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 6, 2013. The Notice of Annual Meeting of Stockholders, Proxy Statement and 2012 Annual Report on Form 10-K are also available at http://ir.local.com/proxy

Your vote is very important regardless of the number of shares you own, please read the attached proxy statement carefully, and complete, sign, date and return the enclosed proxy card or voting instruction form as promptly as possible.

By Order of the Board of Directors,

HEATH B. CLARKE

Chief Executive Officer and Chairman

7555 Irvine Center Drive

Irvine, CA 92618

PROXY STATEMENT

This proxy statement is furnished to the stockholders of Local Corporation (the “Company,” “Local,” “Local Corporation,” “we,” “us” or “our”), a Delaware corporation, in connection with the solicitation by the Board of Directors of Local of proxies for use at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on August 6, 2013, beginning at 9:00 a.m., PT, at the offices of Dorsey & Whitney LLP, Plaza Tower, 600 Anton Boulevard, Suite 2000, Costa Mesa, CA 92626, and at any postponements or adjournments thereof. This Proxy Statement and the accompanying Proxy are first being mailed to our stockholders on or about June 21, 2013. When your proxy is properly executed and returned, the shares it represents will be voted in accordance with any directions noted thereon.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 6, 2013: The Notice of Annual Meeting of Stockholders, Proxy Statement and 2012 Annual Report on Form 10-K are also available at http://ir.local.com/proxy.

QUESTIONS AND ANSWERS ABOUT THE 2013 ANNUAL MEETING AND VOTING

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including:

•	To elect one director as our Class III member of the Company’s Board of Directors (the “Board”) for a three-year term expiring in 2016 (Proposal 1);

•	To ratify the appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 2);

•	To approve the Local Corporation Employee Stock Purchase Plan (Proposal 3);

•

To approve, in accordance with Nasdaq Marketplace Rules, the issuance of shares our common stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of our common stock underlying such convertible notes and warrants (Proposal 4);

•	To provide an advisory vote on executive compensation disclosed in this proxy statement (Proposal 5);

•	To transact such other business as may properly come before the meeting.

Who is entitled to vote at the Annual Meeting?

Only stockholders of record at the close of business on June 13, 2013, the record date for the Annual Meeting, are entitled to receive notice of and to participate in the Annual Meeting. If you were a stockholder of record on the close of business on June 13, 2013, you will be entitled to vote all of the shares that you held at that time at the Annual Meeting, or any postponements or adjournments of the Annual Meeting. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting and, for any purpose germane to the Annual Meeting, at our principal business office, 7555 Irvine Center Drive, Irvine, CA 92618, for a period of ten days prior to the Annual Meeting.

How many shares of our Common Stock are outstanding and what are the voting rights of the holders of those shares?

On June 13, 2013, the record date for the Annual Meeting, 22,877,526 shares of our common stock, $0.00001 par value (our “Common Stock”) were outstanding. Each of the holders of the outstanding shares of our Common Stock on the record date will be entitled to one vote on each matter for each share of Common Stock held.

Who can attend the Annual Meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the Annual Meeting, and guests may accompany each attendee. Registration will begin at 8:45 a.m., and seating will begin immediately thereafter. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. Please also note that if you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the Annual Meeting.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the Common Stock issued and outstanding on the record date, will constitute a quorum, permitting the Annual Meeting to conduct its business. Proxies marked “withheld” as to any director nominee or “abstain” as to a particular proposal are counted by us for purposes of determining the presence or absence of a quorum at the Annual Meeting for the transaction of business. Broker non-votes (i.e., shares that are not voted by the broker who is the record holder of the shares because the broker is not instructed to vote by the actual owner of the shares and does not have discretionary authority to vote such shares) will also be included in the calculation of the number of votes considered to be present at the meeting for purposes of a quorum. Brokers or other nominees who hold shares of our Common Stock in street name for a beneficial owner of those shares generally have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, we may adjourn the Annual Meeting, either with or without the vote of the stockholders. If we propose to have the stockholders vote whether to adjourn the Annual Meeting, the proxy holders will exercise their discretion to vote all shares for which they have authority in favor of the adjournment.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to us, it will be voted as you direct. If you are a registered stockholder and attend the Annual Meeting, you may vote in person. We encourage you, however, to submit the enclosed proxy card in advance of the Annual Meeting. In addition, ballots will be available for registered stockholders to vote in person at the Annual Meeting. Stockholders who hold their shares in “street name” may vote in person at the Annual Meeting only by obtaining a proxy form from the broker or other nominee that holds their shares.

Can I vote by telephone or electronically?

If you are a registered stockholder (that is, if you hold your stock in certificate form) you may not vote by telephone or electronically since we do not have that capability. Registered stockholders must follow the instructions included with that proxy card. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically and what deadlines may apply to your ability to vote your shares by telephone or electronically.

Can I change my vote after I return my proxy card?

Yes. As a registered stockholder, you may change your vote (also known as revoking your proxy) at any time before the proxy is voted at the Annual Meeting by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. Written notice of revocation and other communications with respect to the revocation of proxies should be addressed to Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618, Attn: Corporate Secretary. In addition, the powers of the proxy holders will be suspended if you attend the Annual Meeting in person and request that your proxy be suspended, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy. If your shares are held in “street name,” please check the proxy card you received from your broker or nominee or contact your broker or nominee to determine how to change your vote.

Who will bear the cost of soliciting votes for the Annual Meeting?

The solicitation of proxies will be conducted by mail, and we will bear the costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial holders of Common Stock. We may conduct further solicitation personally, telephonically, through the Internet or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation. We may generate other expenses in connection with the solicitation of proxies for the Annual Meeting. To date the total expenses incurred by us in connection with the solicitation of proxies is approximately $15,000 and an additional $15,000 in expenses is anticipated.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board’s recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board recommends a vote:

•	FOR the election of one director as a Class III member of the Company’s Board, as described under Proposal 1 herein;

•

FOR the ratification of the Board of Directors’ appointment of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, as described under Proposal 2 herein;

•	FOR the approval of the Local Corporation Employee Stock Purchase Plan, as described under Proposal 3 herein;

•

FOR the approval of, in accordance with Nasdaq Marketplace Rules, the issuance of shares our common stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of our common stock underlying such convertible notes and warrants, as described under Proposal 4 herein; and

•	FOR the advisory vote on executive compensation disclosed in this proxy statement, as described under Proposal 5 herein.

With respect to other business that may properly come before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, sign and return all proxy cards.

What vote is required to approve each of the proposals?

For Proposal 1: We have adopted, pursuant to our bylaws, a plurality voting standard with respect to the election of directors. As such, the nominee for Class III director with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting (in other words, a plurality), shall be elected as our Class III director to serve until our annual meeting of stockholders in 2016 and/or until his successor is duly elected and qualified. As brokers will not have discretionary voting power on the election of our Class III director at the Annual Meeting, there will be “broker non-votes” for such matter. If you do not instruct your broker how to vote with respect to the election of our Class III director, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” “Broker non-votes” will not count as votes “For” or to “Withhold Authority.”

For Proposal 2: The proposal to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Additionally, brokers may have discretionary authority to vote on the ratification of our independent registered public account firm and, as such, there would not be expected to be broker non-votes in connection with that proposal.

For Proposal 3: The proposal to approve the Local Corporation Employee Stock Purchase Plan requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Brokers do not have discretionary authority to vote on Proposal 3, and therefore there may be broker non-votes on Proposal 3. Broker non-votes will not affect the outcome of the vote on Proposal 3 and will not be counted in determining the number of shares necessary for approval of such proposal.

For Proposal 4: The proposal to approve, in accordance with Nasdaq Marketplace Rules, the issuance of shares our common stock underlying convertible notes and warrants previously issued by us, in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of our common stock underlying such convertible notes and warrants requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Brokers do not have discretionary authority to vote on Proposal 4, and therefore there may be broker non-votes on Proposal 4. Broker non-votes will not affect the outcome of the vote on Proposal 4 and will not be counted in determining the number of shares necessary for approval of such proposal.

For Proposal 5: The advisory vote to approve our executive compensation, as described in this proxy statement, requires the affirmative “FOR” vote of a majority of those shares present in person or represented by proxy and entitled to vote on such proposal. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of a proposal. Accordingly, an abstention will have the effect of a vote “Against” that proposal. Brokers do not have discretionary authority to vote on Proposal 5, and therefore there may be broker non-votes on Proposal 5. Broker non-votes will not affect the outcome of the vote on Proposal 5 and will not be counted in determining the number of shares necessary for approval of such proposal.

What effect do abstentions and broker non-votes have on the proposals?

In all matters other than the election of directors, abstentions have the same effect as votes “AGAINST” a matter. A “broker non-vote” occurs on an item when a broker identified as the record holder of shares is not permitted to vote on that item without instruction from the beneficial owner of the shares and no instruction has been received. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, without instructions from the beneficial holder of those shares. As such, your shares will count for purposes of determining whether a quorum exists for the Annual Meeting if your broker votes on the routine matter, with or without your proxy. However, brokers are no longer permitted to vote on the election of directors without instruction from the beneficial owner of the shares.

Who will count the votes?

Members of the Company’s management will tabulate the votes and act as Inspector of Elections.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the annual meeting and publish final results in a current report on Form 8-K.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

As permitted by applicable law, for stockholders who have requested a printed copy of the proxy materials, only one copy of the proxy materials, which include the proxy statement and the 2012 Annual Report, is being delivered to stockholders with the same last name residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the proxy materials. We will promptly deliver within 30 days, upon oral or written request, a separate copy of the proxy materials to any stockholder residing at an address to which only one copy was mailed. If you are a stockholder at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of this proxy statement and/or the 2012 Annual Report, or if you desire to receive a separate copy of this proxy statement and/or annual report in the future, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request by mail to Investor Relations, Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618, or by telephone at (949) 784-0800.

If a broker, bank or other nominee holds your Local shares, please contact your broker, bank or other nominee directly if you have questions, require additional copies of this proxy statement and/or the 2012 Annual Report, or wish to receive multiple copies of proxy materials in the future if you reside at the same address as another stockholder and only one copy was delivered to you.

Are proxy materials for the 2013 Annual meeting available electronically?

Yes. This proxy statement and the 2012 Annual Report are available electronically at http://ir.local.com/proxy.

Why are we seeking stockholder approval for Proposal No. 3?

As more fully described in the section titled Proposal 3 in this Proxy, the Board of Directors adopted the Local Corporation 2013 Employee Stock Purchase Plan (the “ESP Plan”) to allow our employees to purchase our common stock at a discount using payroll deductions. Stockholder approval of the ESP Plan would entitle our employees to receive special tax treatment provided by the Internal Revenue Code of 1986, as amended (the “Code”). The purpose of the ESP Plan is to provide our employees with an opportunity to purchase shares of our common stock.

Why are we seeking stockholder approval for Proposal No. 4?

As more fully described in the section titled Proposal 4 in this Proxy, in April 2013, we issued $5,000,000 aggregate principal amount of our 7% Convertible Subordinated Notes due April 2015 (the “Notes”), which are convertible into shares of our common stock, and warrants (the “Warrants”) that are exercisable into shares of our common stock. Subject to stockholder approval of the Proposal, the Notes and Warrants will be fully convertible into shares of our Common Stock. In the absence of stockholder approval, the Notes and Warrants contain provisions which limit the total amount of shares of Common Stock into which the Notes and Warrants may be converted to19.99% in the aggregate to all Investors. In the event that, but for the foregoing cap on total conversion, the Investors would be entitled to convert their Notes and exercise their Warrants into shares of

Common Stock in excess of 19.99% in the aggregate as a result of the impact of certain anti-dilution features in the Notes and Warrants, then a higher interest rate shall be applied to that portion of the Notes which are not convertible into shares of Common Stock and certain other rights and terms may become applicable.

Nasdaq Marketplace Rule 5635(d) requires stockholder approval prior to the issuance of securities in connection with a transaction (other than a public offering) involving the sale, issuance or potential issuance by us of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

Initially, the Notes are convertible in 2,487,562 shares of our Common Stock and the Warrants are exercisable into 746,268 shares of our Common Stock, subject to customary anti-dilution adjustments, at a price of $2.01 per share. However, the Notes and the Warrants contain certain volume weighted anti-dilution provisions which, if triggered, will lower the price at which the Notes are convertible into shares of Common Stock and the price at which the Warrants are exercisable for shares of Common Stock in certain circumstances. Taking into account such potential circumstances and the anti-dilution provisions, the investors would be entitled to convert the Notes and exercise the Warrants into 20% or more of our Common Stock, if not for the aggregate cap on conversion. If this were to happen and the investors were unable to fully convert the Notes and exercise the Warrants as a result of this aggregate cap, then a higher interest rate will be applied to that portion of the Notes which are not convertible into shares of Common Stock and certain other rights and terms may become applicable. Therefore, we are asking our stockholders to approve the issuance of 20% or more of our outstanding common stock in accordance with the NASDAQ Marketplace Rule 5635(d).

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Amended and Restated Certificate of Incorporation, as amended, provides for a Board comprised of not less than three nor more than seven directors and authorizes the Board to set the number of directors within that range by a majority vote from time to time. Our Amended and Restated Certificate of Incorporation, as amended, also divides our Board into three classes with staggered terms. Our number of directors is currently set at five with two directors in each of Class I and II and one director in Class III. The number of directors was increased from four to five with the appointment of Frederick G. Thiel on January 16, 2013. Mr. Thiel will serve as a Class II director until the 2015 Annual Meeting. At the 2013 Annual Meeting, only the Class III director will be elected and the Board has nominated Heath B. Clarke for election as the Class III director. Unless you specifically withhold authority in the attached proxy for the election of Mr. Clarke as a Class III director, the person named in the attached proxy will vote FOR the election of Heath B. Clarke. Mr. Clarke will be elected to serve a three year term expiring at the annual meeting in 2016 and until his successor has been duly elected and qualified, or until his earlier resignation or removal.

Our nominee has consented to serve if elected. If the nominee becomes unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the proxy holders will vote for the substitute nominee designated by the Board. As of the date of this proxy statement, the Board has no reason to believe that the nominee will be unable or unwilling to serve.

Our bylaws provide for the election of nominees to the Board based on a plurality of the votes received at a meeting called for the purpose of electing directors. As such, the nominee with the highest number of affirmative votes of the outstanding shares present or represented by proxy and entitled to vote at the Annual Meeting, shall be elected as our Class III director.

The Board recommends a vote “FOR” the election of the nominee for director. If you fail to vote your shares or instruct your broker on how to vote your shares, your broker will not be able to vote on your behalf with respect to the election of the nominees for director.

The following provides information regarding our nominee as the Class III member to the Board, his age, the year in which he first became our director, his principal occupation or employment during the past five years and any family relationship with any other director or our executive officers:

Class III Nominee:

Name	Director Since	Age as of 6/13/13	Business Experience, Directorships and Director Qualifications
Heath B. Clarke	1999	44

Business Experience: Mr. Clarke has served as our Chief Executive Officer since January 2001, and served as President from March 1999 to December 2000. Mr. Clarke has also served as Chairman of our Board since 1999.

Directorships: Mr. Clarke has held no other public company directorships in the past five years.

Qualifications: The Board of Directors has concluded that the following experience, qualification and skills quality Mr. Clarke to serve as a Director of the Company: The Chief Executive Officer should serve on the Board of Directors in light of the Chief Executive Officer’s day-to-day knowledge in managing the Company’s operations.

Directors Continuing in Office Until 2014 (Class I):

Name	Director Since	Age as of 6/13/12	Business Experience, Directorships and Director Qualifications
Philip K. Fricke (A) (C) (NC)	2003	67

Business Experience: Mr. Fricke is President of PKF Financial Consultants, Inc., a private company he founded in March 2001, which provides financial communications services and advisory services to public and private companies.

Directorships: In the past five years, Mr. Fricke has held one other public company directorship with MI Developments Inc. (from August 2003 to May 2009).

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Fricke to serve as a Director of the Company: Over 25 years experience as a Wall Street financial analyst; significant experience gained as a director of another public company; and a strong educational background with a Bachelor of Arts degree and a Master of Arts degree in Psychology, as well as a Master of Business Administration degree in Finance and Economics received from Fairleigh Dickinson University.

Norman K. Farra Jr. (LD)	2005	44

Business Experience: Mr. Farra has served as an Independent Banker and Advisor with Merriman Capital, FEP (Financial Entrepreneurs Program) since October 2012. From January 2012 to September 2012, Mr. Farra served as Managing Director, Investment

Name	Director Since	Age as of 6/13/12	Business Experience, Directorships and Director Qualifications

Banking for Aegis Capital, Inc. From December 2009 to December 2011, Mr. Farra served as Managing Director, Investment Banking for R.F. Lafferty & Co. Inc.. From May 2008 to December 2009, he served as Director, Investment Banking for Cresta Capital Strategies, LLC. He was an independent financial consultant from September 2007 to May 2008, and served as Managing Director of Investment Banking for GunnAllen Financial Inc. from August 2006 to September 2007. From June 2001 to August 2006, he was an independent contractor acting as Managing Director of Investment Banking for GunnAllen Financial Inc.

Directorships: In the past five years, Mr. Farra has held no other public company directorships.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Farra to serve as a Director of the Company: Over 22 years experience in the finance, capital markets and financial services industry; significant experience in the investment banking and financial consulting industry; certification from the National Association of Corporate Directors; and a strong educational background, including a Bachelor of Science degree in Business Administration from Widener University.

Directors Continuing in Office Until 2015 (Class II):

Name	Director Since	Age as of 6/13/13	Business Experience, Directorships and Director Qualifications
John E. Rehfeld (AC) (CC) (N)	2005	73

Business Experience: Mr. Rehfeld is currently the adjunct professor of marketing and strategy for the Executive MBA Program at Pepperdine University (since 1998) and the University of San Diego (since 2010).

Directorships: Mr. Rehfeld was previously a Director of Lantronix, Inc. (from May 2010 to November 2012), ADC Telecommunication, Inc. (from September 2004 to December 2010) and Primal Solutions, Inc. (from December 2008 to June 2009). Additionally, Mr. Rehfeld currently holds directorships with a number of private companies.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Rehfeld to serve as a Director of the Company: Over 30 years executive experience in high growth industries, including prior experience as a chief executive officer of a number of companies; prior and current experience serving as a director of a number of public and private

Name	Director Since	Age as of 6/13/13	Business Experience, Directorships and Director Qualifications

companies; and a distinguished educational background, including a Masters of Business Administration degree from Harvard University and a Bachelor of Science degree in Chemical Engineering from the University of Minnesota, as well as his current positions as adjunct professor of marketing and strategy for the Executive MBA Programs at Pepperdine and the University of San Diego.

Frederick G. Thiel (A) (C) (N)	2013	52

Business Experience: From January 2007 to December 2012, Mr. Thiel served as the Managing Partner of the Software IT Group at Triton Pacific Capital Partners. Mr. Thiel has been an Operating Partner with Graham Partners, a mid-market private equity firm since 2008

Directorships: As part of his role at Triton Pacific Capital Partners, Mr. Thiel served on the boards of four of its portfolio companies: Custom Credit Systems, LP, DB Technology, LOC, Asssetpoint, LLC, and Vayan Marketing Group, LLC. Mr. Thiel is presently holds directorships with three private companies.

Qualifications: The Board of Directors has concluded that the following experience, qualifications and skills qualify Mr. Thiel to serve as a Director of the Company: Over 20 years executive experience in high tech industries, including prior experience as a chief executive officer of a public company and prior and current experience serving as a director of private companies.

(LD)	Lead Director

(A)	Member of the Audit Committee

(AC)	Chairman of the Audit Committee

(C)	Member of the Compensation Committee

(CC)	Chairman of the Compensation Committee

(N)	Member of the Nominating and Corporate Governance Committee

(NC)	Chairman of the Nominating and Corporate Governance Committee

Committee memberships noted above are as of June 13, 2013. During 2012, Mr. Farra served on the Audit Committee, Compensation Committee and NCG Committee and resigned from each board committee in January 2013.

Director Compensation

The following table provides information regarding the compensation earned during the fiscal year ended December 31, 2012, by members of our Board, unless the director is also a named executive officer:

2012 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Norman K. Farra Jr.(1)	79,984	—	79,984
Philip K. Fricke(2)	69,300	—	69,300
Theodore E. Lavoie(3)	46,347	—	46,347
John E. Rehfeld(4)	84,259	—	84,259
Lowell W. Robinson(5)	26,400	—	26,400
Frederick G. Thiel(6)	—	—	—

(1)	As of December 31, 2012, Mr. Farra held options to purchase an aggregate of 138,750 shares of our Common Stock.

(2)	As of December 31, 2012, Mr. Fricke held options to purchase an aggregate of 129,750 shares of our Common Stock.

(3)	Mr. Lavoie was not nominated to re-election to our Board in compliance with the term limits set forth in our corporate governance guidelines.

(4)	As of December 31, 2012, Mr. Rehfeld held options to purchase an aggregate of 124,544 shares of our Common Stock.

(5)	Mr. Robinson resigned from the Board on April 30, 2012.

(6)	Mr. Thiel joined the Board on January 16, 2013.

Non-employee members of the Board receive an annual retainer of $30,000 plus $1,500 for each in-person or telephonic Board meeting attended and $750 for each in-person meeting attended telephonically. The Lead Director receives an annual fee of $15,000. The Chairman of the Audit Committee receives an annual fee of $15,000. The Chairman of the Compensation Committee receives an annual fee of $7,500. The Chairman of the Nominating and Corporate Governance Committee receives an annual fee of $5,000. Members of committees of the Board receive $1,200 for each committee meeting attended. In addition, all members of the Board receive an annual grant of an option to purchase 15,000 shares of our Common Stock. Other than Mr. Thiel, our directors had all received an earlier grant of options in 2009 that covered the grant they would typically receive in 2012, therefore they received no grant in 2012. New members to the Board receive a grant of an option to purchase 20,000 shares of our Common Stock and a pro-rata amount of the regular annual grant amount of an option to purchase 15,000 shares of our Common Stock. One-half of each of the options granted to the member of the Board are vested at the time of the grant, and the remaining portions vest in equal monthly installments over the following twelve months. Stock option grants have a post-separation exercise period of two years.

Board Meeting Attendance

Our Board met eleven times and acted six times by unanimous written consent during 2012. During the year, overall attendance by incumbent directors was 100% at Board meetings and 100% at committee meetings to which they had been appointed. At last year’s annual meeting of stockholders, one member of our Board was in attendance.

Director Independence

Director	Independent(1)	Audit Committee Member(2)	Nominating and Corporate Governance Committee Member(2)	Compensation Committee Member(2)
Heath B. Clarke	No
Norman K. Farra Jr.	Yes	X	X	X
Philip K. Fricke	Yes	X	X	X
John E. Rehfeld	Yes	X	X	X

(1)	The Board has determined that Messrs. Farra, Fricke, Lavoie, and Rehfeld were “independent” for the year ended December 31, 2012, within the meaning of the Nasdaq Capital Market (“Nasdaq”) director independence standards, as currently in effect. The Board further determined that Heath B. Clarke was not independent due to his position as our Chief Executive Officer. Mr. Thiel joined the Board on January 16, 2013.

(2)	Committee membership and independence is as of December 31, 2012.

Board Leadership Structure

The Board, in conjunction with the Nominating, Compensation and Corporate Governance Committee, has determined that it is in our best interests that our Chief Executive Officer, Heath Clarke, serve as Chairman in light of our size, the size of the overall Board, and his familiarity with our business, strategy and the industry in general. The Board believes that the dual role of Chairman and Chief Executive Officer allows Mr. Clarke, who is deeply involved in our day-to-day operations, to best present to the independent directors his ideas for us, the challenges facing us, the opportunities available to us, and our operations. The independent directors can then utilize their collective experience, oversight and expertise in determining the strategies and our priorities should focus its efforts on. Together, the Chairman and CEO and the independent directors make determinations about our strategic direction, and management is accountable for executing the strategy. The Board believes that this manner of governance appropriately balances the need for an informed and involved Chairman with independent Board oversight. In furtherance of these objectives, the independent directors meet at least four times annually in executive session without management or non-independent directors present. The Board has also appointed Norman Farra as lead director. In the event of an actual or potential conflict of interest involving any director, including the Chairman or lead director, both the Chairman and lead director are both promptly informed.

The Board’s Role in Risk Oversight

The entire Board is engaged in risk oversight, including reviewing management’s operational and financial planning and associated risks. The Board’s role in our risk oversight process includes receiving regular reports from members of senior management on areas of material risk to us, including operational, financial, legal, regulatory and strategic. The full Board receives these reports from the appropriate officer within the organization to enable it, pursuant to its Corporate Governance Guidelines, to assess the major risks facing us and to review the options to mitigate such risks. Furthermore, the Audit Committee regularly considers policies with respect to risk assessment and risk management as they relate to our consolidated financial statements and financial reporting process. During meetings of the full Board, the Chairman or other members of the Audit Committee report to the full Board on applicable issues related to risk.

Board Committees

As of June 13, 2013, our Board has three active committees, an Audit Committee, Compensation Committee and a Nominating and Corporate Governance Committee. In August 2012, the Nominating, Compensation and Corporate Governance Committee of the Board was divided into the Compensation Committee and the Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee is currently comprised of Mr. Rehfeld as Chairman and Messrs. Fricke and Thiel, each of whom satisfies the Nasdaq and SEC rules for Audit Committee membership (including rules regarding independence). The Audit Committee held six meetings during 2012 and acted twice by unanimous written consent. The Board has determined that Mr. Rehfeld is an “audit committee financial expert” within the meaning of the rules and regulations of the SEC and satisfies the financial sophistication requirements of the Nasdaq listing standards.

The Audit Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the Audit Committee’s purpose is to assist the Board in fulfilling its oversight responsibilities to our stockholders with respect to the integrity of our financial statements and reports and financial reporting process. Specific responsibilities include:

•

reviewing and recommending to the Board approval of the Corporation’s interim and annual financial statements and management’s discussion and analysis of results of operation and financial condition related thereto;

•	being directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm;

•

pre-approving, or establishing procedures and policies for the pre-approval of, the engagement and compensation of the external auditor in respect of the provision of (i) all audit, audit-related, review or attest engagements required by applicable law and (ii) all non-audit services permitted to be provided by the independent registered public accounting firm;

•	reviewing the independence and quality control procedures of the independent registered public accounting firm;

•	preparing the Audit Committee report in the Company’s proxy materials in accordance with applicable rules and regulations, when applicable and required;

•

establishing procedures for (i) the receipt, retention and treatment of complaints received by us regarding accounting, internal controls, and auditing matters, and (ii) the confidential, anonymous submission of complaints by our employees of concerns regarding questionable accounting or auditing matters; and

•	annually reviewing its charter and recommending any amendments to the Board.

The Audit Committee meets periodically with management to consider the adequacy of our internal controls and the financial reporting process. It also discusses these matters with our independent registered public accounting firm and with appropriate company financial personnel. The Audit Committee reviews our financial statements and discusses them with management and our independent registered public accounting firm before those financial statements are filed with the SEC.

The Audit Committee regularly meets privately with the independent registered public accounting firm. The Audit Committee has the sole authority and direct responsibility for the appointment, compensation, retention, termination, evaluation and oversight of the work of the independent registered public accounting firm engaged by us to perform the audit of our financial statement or related work or other audit, review or attestation services for us. The Audit Committee periodically reviews the independent registered public accounting firm’s performance and independence from management. The independent registered public accounting firm has access to our records and personnel and reports directly to the Audit Committee.

The Audit Committee is empowered to retain outside legal counsel and other experts at our expense where reasonably required to assist and advise the Audit Committee in carrying out its duties and responsibilities.

Compensation Committee

The Compensation Committee (the “Compensation Committee”) is currently comprised of Mr. Rehfeld as Chairman and Messrs. Fricke and Thiel, each of whom satisfies the Nasdaq and SEC rules for membership to the Compensation Committee (including rules regarding independence). The Compensation Committee held four meetings during 2012. The predecessor Nominating, Compensation and Corporate Governance committee held seven meetings during 2012 and acted once by unanimous written consent.

The Compensation Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the Compensation Committee’s purpose is to assist the Board in discharging the Board’s responsibilities regarding:

•

reviewing, at least annually, and making recommendations to the Board with respect to executive compensation strategies, benefits, incentive-compensation plans and equity-based plans to ensure management is properly rewarded for its contribution and that management is properly aligned with the interests of our shareholders;

•

reviewing the corporate goals and objectives with respect to the compensation of the Chief Executive Officer, including an evaluation of the Chief Executive Officer’s performance in light of these goals and objects and, based upon such evaluation, set the salary, bonus, incentive and equity compensation for our Chief Executive Officer;

•

reviewing the evaluation process of and compensation structure for our other senior executive officers and reviewing the performance of our other senior executive officers, as well as approving the compensation of such senior executive officers;

•

the periodic review of and the making of recommendations to the Board with respect to our long term incentive plans and grants thereunder to the Chief Executive Officer and other senior executive officers, including with consideration to our performance, relative shareholder return, awards at comparable companies and other factors;

•	the review and approval of employment agreements, separation and severance agreements, and other appropriate management personnel;

•	the grant of discretionary awards under our equity incentive plans, and the exercise of authority of the Board with respect to the administration of our incentive compensation plans;

•	consider the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Securities Exchange Act of 1934, as amended;

•	review and discuss with management the “Compensation Discussion and Analysis” section of our annual proxy statement or annual report on Form 10-K;

•	reviewing the adequacy of its charter at least annually;

•	reviewing the Compensation Committee’s own performance on at least an annual basis; and

•	reviewing whether a compensation consultant needs to be retained and, if so, to retain a compensation consultant free of any conflict of interest.

In addition to the powers and responsibilities expressly delegated to the Compensation Committee in its charter, the Compensation Committee may exercise other powers and carry out other responsibilities that may be delegated to it by the Board from time to time, consistent with our bylaws.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (the “NCG Committee”) is currently comprised of Mr. Fricke as Chairman and Messrs. Rehfeld and Thiel, each of whom satisfies the Nasdaq and SEC rules for membership to the NCG Committee (including rules regarding independence). The NCG Committee held two meetings during 2012. The predecessor Nominating, Compensation and Corporate Governance committee held seven meetings during 2012 and acted once by unanimous written consent.

The NCG Committee operates pursuant to its written charter, which is available on our corporate web site at http://ir.local.com, under the “Corporate Governance” tab, as well as our by-laws and applicable law. In accordance with its charter, the NCG Committee’s purpose is to assist the Board in discharging the Board’s responsibilities regarding:

•	the identification, evaluation and recommendation to the board of qualified candidates to become Board members;

•	the selection of nominees for election as directors at the next annual meeting of stockholders (or special meeting of stockholders at which directors are to be elected);

•	the selection of candidates to fill any vacancies on the Board;

•	the periodic review of the performance of the Board and its individual members;

•	the making of recommendations to the Board regarding the number, function and composition of the committees of the Board;

•	the evaluation, on an at least annual basis, of the performance of the chief executive officer and other executive officers in light of corporate goals and objectives;

•	the review and provision of assistance to the Board in developing succession plans for the executive officers and other appropriate management;

•

the recommendation to the Board of compensation programs for non-employee directors, committee chairpersons, and committee members, consistent with any applicable requirements for the listing standards for independent directors and including consideration of cash and equity components of this compensation;

•	the development and recommendation to the Board of a set of corporate governance guidelines and principles applicable to us (the “Corporate Governance Guidelines”); and

•	oversight of the evaluation of the Board.

In addition to the powers and responsibilities expressly delegated to the NCG Committee in its charter, the NCG Committee may exercise other powers and carry out other responsibilities that may be delegated to it by the Board from time to time, consistent with our bylaws.

Consideration and Determination of Executive and Director Compensation.

The Compensation Committee undertakes a review of executive and director compensation on at least an annual basis. The Compensation Committee applies its established compensation principles to such considerations when determining when and if changes are warranted with respect to the compensation of our executives and directors. The Compensation Committee, as part of its considerations, may review the compensation and compensation philosophies of companies within our peer group, as established by the Compensation Committee from time to time. The Compensation Committee utilizes a combination of salary, annual cash incentives, long-term, equity based incentives and other benefits to structure executive compensation packages in conformity with its compensation principles, generally with the intent of rewarding performance in a manner that is aligned with stockholder interests. While the Compensation Committee retains authority over all such compensation matters, it may delegate certain matters, such as the administration of certain of its benefits plans, to our vice president of human resources.

The Compensation Committee periodically uses Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultants. Cook & Co. previously advised the Compensation Committee with respect to trends in executive compensation, the selection of our peer companies, the determination of pay programs, an assessment of competitive pay levels, and the setting of compensation levels in 2010. Cook & Co. provided no other services to us in 2012 beyond the compensation consulting services provided to our Board of Directors and the Compensation Committee, as noted above.

Our chief executive officer does provide recommendations to the Compensation Committee as to the compensation of his direct reports, including all of our other Named Executive Officers. These recommendations are not binding on the Compensation Committee, which reserves for itself the final determination of compensation packages for all Named Executive Officers, including the chief executive officer. Our chief executive officer also has an opportunity to discuss with the Compensation Committee his compensation on at least an annual basis.

Director Nomination Process

In selecting director nominees, the Board, through the NCG Committee, may consider suggestions from many sources, including our stockholders. Any such director nominations, together with appropriate biographical information and qualifications, should be submitted by the stockholder(s) to Kenneth S. Cragun, Secretary, c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. Director nominees submitted by stockholders are subject to the same review process as director nominees submitted from other sources such as other Board members or senior management.

The Board, through its NCG Committee, will consider a number of factors when reviewing potential director nominees. The factors which are considered by the Board and its NCG Committee include, but are not limited to the following: the candidate’s ability and willingness to commit adequate time to Board and committee matters, the fit of the candidate’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs, the candidate’s personal and professional integrity, ethics and values, the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company, the candidate’s experience in our industry, the candidate’s experience as a board member of another publicly held company, whether the candidate would be “independent” under applicable standards, whether the candidate has practical and mature business judgment, and the candidate’s academic expertise in an area of our operations.

In identifying, evaluating and selecting future potential director nominees for election at each future annual meeting of stockholders and nominees for directors to be elected by the Board to fill vacancies and newly created directorships, the Board, through its NCG Committee, engages in a selection process. The Board, through its NCG Committee, will consider as potential director nominees candidates recommended by various sources, including any member of the Board, any of our stockholders or senior management. The Board may also hire a search firm if deemed appropriate. All potential new director nominees will be initially reviewed by the NCG Committee. The members of the NCG Committee will make an initial determination in their own independent business judgment as to the qualifications and fit of such director candidates based on the criteria set forth above. If the NCG Committee determines that it is appropriate to proceed, the Chief Executive Officer and at least one additional member of the Board will interview the prospective director candidate(s). The full Board may interview the candidates as well. The NCG Committee provides informal progress updates to the Board, as appropriate, and meets to consider and recommend final director candidates to the entire Board as necessary. The Board ultimately determines which candidates are nominated or elected to fill a vacancy.

There have been no changes to the procedure by which our stockholders may recommend nominees to our board of directors.

Communications with the Board

Stockholders who wish to contact members of the Board may send written correspondence to the following address: Kenneth S. Cragun, Secretary, c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. Stockholders should provide proof of share ownership with their correspondence. It is suggested that stockholders also include contact information. All communications will be received and processed by the Secretary, and then directed to the appropriate member(s) of the Board. In general, correspondence relating to accounting, internal accounting controls or auditing matters will be referred to the Chairperson of the Audit Committee. To the extent correspondence is addressed to a specific director or requires a specific director’s attention, it will be directed to that director.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to our officers, directors and employees. Our code of business conduct and ethics, as applied to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers complies with the requirements of Section 406 of the Sarbanes-Oxley Act. Our code of business conduct and ethics is available on our web site at http://ir.local.com, under the “Corporate Governance” tab. In addition, a copy of the code of business conduct and ethics will be provided to any person without charge upon request to Kenneth S. Cragun, Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618. We intend to timely disclose any amendments to or waivers of certain provisions of our code of business conduct and ethics that apply to our Chief Executive Officer, senior executive officers, principal accounting officer, controller and other senior financial officers on our web site within four business days of such amendment or waiver or as otherwise required by the SEC or Nasdaq.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board (the “Audit Committee”) consists of three non-employee directors as of the date of this report, including John E. Rehfeld, as chairman, Phillip K. Fricke and Frederick G. Thiel, each of whom the Board has determined to be an independent director under applicable SEC rules, the Nasdaq listing standards and the Company’s own internal guidelines. The Audit Committee is a standing committee of the Board and operates pursuant to a written charter adopted by the Board, which is available on our website, http://ir.local.com, under the “Corporate Governance” tab.

Among its functions, the Audit Committee has the authority and responsibility to retain and terminate the engagement of the Company’s independent registered public accounting firm (the “independent auditors”). The role of the Audit Committee is to oversee the Company’s financial reporting process on behalf of the Board. Management of the Company has the primary responsibility for the Company’s consolidated financial statements as well as the Company’s financial reporting process, principles and internal controls. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements and expressing an opinion as to the conformity of such consolidated financial statements with accounting principles generally accepted in the United State of America.

The Audit Committee met six times during fiscal 2012 to fulfill its responsibilities. The Audit Committee’s chairman and senior members of the Company’s financial management team establish the Audit committee’s agenda for all such meetings. During 2012, the Audit Committee also met with the Company’s independent auditors and the senior members of the Company’s financial management team to discuss any matters that, in the opinion of the Audit Committee, should be discussed privately with the Audit Committee, the independent auditors or the senior members of the Company’s financial management team.

In this context, the Audit Committee has reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2012, with management and the independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent auditors matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) and as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor their independence.

Based on the reports and discussions described above, the Audit Committee’s review of the Company’s audited consolidated financial statements, representations of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

John E. Rehfeld, Chairman
Philip K. Fricke
Frederick G. Thiel
May 31, 2013

EXECUTIVE OFFICERS

Executive Officers

The following table sets forth, as of June 13, 2013, certain information concerning our executive officers:

Name	Age	Position
Heath B. Clarke	44	Chief Executive Officer and Chairman of the Board
Michael A. Sawtell	55	President and Chief Operating Officer
Kenneth S. Cragun	52	Chief Financial Officer and Secretary
Erick Herring	45	Sr. Vice President of Technology

Heath B. Clarke has served as our Chairman of the Board since March 1999, as our President from March 1999 to December 2000 and as our Chief Executive Officer since January 2001. From 1998 to February 1999, Mr. Clarke was the Vice President of eCommerce for LanguageForce, Inc., a language translation software company. Prior to that time, he was a Marketing Manager for Starnet International (Canada), an Internet company. From 1995 to 1998 he held managerial positions with the Berg Group of Companies (Australia), and from 1988 to 1995 he was founder and Chief Executive Officer of Australian Fibre Packaging.

Michael A. Sawtell has served as our President and Chief Operating Officer since December 2011 and our Chief Operating Officer since May 2011. Mr. Sawtell joined us as Sr. Vice President and General Manager, SAS in May 2011 with our acquisition of the Rovion assets from DigitalPost Interactive, Inc., an Internet company. From July 2005 to May 2011, Mr. Sawtell was Chief Executive Officer of DigitalPost Interactive, Inc., an Internet company. From March 2000 to March 2005, Mr. Sawtell was our President and Chief Operations Officer. Mr. Sawtell’s responsibilities prior to Local Corporation have included chief executive officer functions at a public company, as well as general oversight of the operations and management of both public and private companies.

Kenneth S. Cragun has served as our Chief Financial Officer since December 2010, as our Secretary since October 2010, as our interim Chief Financial Officer from October 2010 to December 2010, and our Vice President of Finance from April 2009 to October 2010. From June 2006 to March 2009, Mr. Cragun was the Chief Financial Officer of Modtech Holdings, Inc., a supplier of modular buildings. Mr. Cragun received a Bachelors of Science degree in Accounting from Colorado State University-Pueblo. Mr. Cragun’s responsibilities prior to Local Corporation have included chief financial officer functions at a public company, including preparation of financials for SEC disclosures in accordance with GAAP, audit experience at a nationally recognized certified public accounting firm, and day-to-day management of the financial affairs of both public and private companies.

Erick Herring has served as our Sr. Vice President, Technology since January 2012. From July 2009 to October 2010, Mr. Herring Chief Technology Officer of Townloop, LLC, a daily deals company which he founded. From July 2009 to October 2010, Mr. Herring was Vice President of Product and Chief Technology Officer of Feedback.com, a website platform company for gathering and rewarding customer feedback for businesses. From January 2009 to May 2009, Mr. Herring was Chief Technology Officer and Vice president of Product for WebVisible, Inc., a provider of local online marketing products and services. From January 2005 to November 2008, Mr. Herring was Vice President of Product and General Manager for Adapt Technologies, Inc., a provider of a pay-per-click advertising platform. Adapt Technologies, Inc. was acquired by WebVisible, Inc. Mr. Herring received a Bachelors of Science degree in Computer Information systems from Excelsior College. Mr. Herring’s responsibilities prior to Local Corporation have included chief technology officer and vice president of product functions at several technology companies.

Involvement In Certain Legal Proceedings

On October 20, 2008, Modtech Holdings, Inc., a Delaware Corporation, filed a voluntary petition for reorganization under Chapter 11 of the US Bankruptcy Code. Mr. Cragun, our chief financial officer, was chief financial officer of Modtech Holdings, Inc. at the time of filing.

On March 30, 2011, DigitalPost Interactive, Inc., a Nevada Corporation, and its subsidiaries, The Family Post, Inc. and Rovion, Inc., filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code. Mr. Sawtell, our president and chief operating officer, was chief executive officer of DigitalPost Interactive, Inc. at the time of the filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of shares of our Common Stock as of June 13, 2013:

•	each person (or group of affiliated persons) known by us to beneficially own more than 5% of our common stock;

•	each of our directors and nominees;

•	each named executive officer; and

•	all of our directors and executive officers as a group.

Information with respect to beneficial ownership has been furnished by each director, officer or beneficial owner of more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person listed below and the percentage ownership of such person, shares of Common Stock underlying options, restricted stock units, warrants or convertible securities held by each such person that are exercisable, vested or convertible within 60 days of June 13, 2013, are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person.

The percentage of beneficial ownership is based on 22,877,526 shares of Common Stock outstanding as of June 13, 2013.

Except as otherwise noted below, and subject to applicable community property laws, the persons named have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Unless otherwise indicated, the address of the following stockholders is c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618.

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Held	Percentage of Shares Beneficially Owned
5% Stockholders:
Goldman Capital Management Inc.(1)	1,367,500	6.0%
The Tail Wind Fund Ltd.(2)	1,616,915	6.6%
Executive Officers and Directors:
Heath B. Clarke(3)	531,306	2.3%
Michael A. Sawtell(4)	183,826	*	%
Kenneth S. Cragun(5)	172,404	*	%
Peter S. Hutto(6)	179,362	*	%
Erick Herring(7)	42,499	*	%
Norman K. Farra Jr.(8)	162,718	*	%
Philip K. Fricke(9)	129,903	*	%
John E. Rehfeld(10)	219,544	*	%
Frederick G. Thiel(11)	22,499	*	%
All directors and executive officers as a group (8 persons)(12)	1,644,061	6.8%

*	- less than 1%

(1)	Neal I. Goldman is the President of Goldman Capital Management Inc. and control person of Goldman Capital Management Inc. The address of Goldman Capital Management Inc. is 767 Third Avenue, New York, NY 10017.

(2)	Includes 1,243,876 shares issuable upon the conversion of convertible notes and 373,134 shares issuable upon the exercise of warrants that are exercisable within 60 days of June 13, 2013. CIM

Investment Management Ltd. (“CIM”), a UK corporation authorized and regulated by the Financial Services Authority of Great Britain, is the investment manager for The Tail Wind Fund Ltd., and James Morton is the controlling shareholder of CIM. Each of CIM and James Morton has voting and investment power over the shares being registered hereunder and held by The Tail Wind Fund Ltd. but each expressly disclaims any equitable or beneficial ownership of these securities. The address of Tail Wind Fund Ltd. is 404 East Bay Street, P.O. Box SS-5539, Nassau, Bahamas.

(3)	Includes 514,663 shares issuable upon the exercise of options that are exercisable within 60 days of June 13, 2013.

(4)	Includes 168,997 shares issuable upon the exercise of options that are exercisable within 60 days of June 13, 2013.

(5)	Includes 163,455 shares issuable upon the exercise of options that are exercisable within 60 days of June 13, 2013.

(6)	Includes 176,862 shares issuable upon the exercise of options that are exercisable within 60 days of June 13, 2013.

(7)	Includes 42,499 shares issuable upon the exercise of options that are exercisable within 60 days of June 13, 2013.

(8)	Includes 138,750 shares issuable upon the exercise of options that are exercisable within 60 days of June 13, 2013, and 4,500 shares with indirect beneficial ownership by Mr. Farra as custodian for his daughter.

(9)	Includes 129,750 shares issuable upon the exercise of options that are exercisable within 60 days of June 13, 2013.

(10)	Includes 124,544 shares issuable upon the exercise of options that are exercisable within 60 days of June 13, 2013.

(11)	Includes 22,499 shares issuable upon the exercise of options that are exercisable within 60 days of June 13, 2013.

(12)	Includes 1,482,019 shares issuable upon the exercise of options that are exercisable within 60 days of June 13, 2013, and 4,500 shares with indirect beneficial ownership.

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee (and prior to August 2012, the Nominating, Compensation and Corporate Governance Committee) developed our executive compensation programs for 2012 in consideration of the numerous efforts we were undertaking in 2012 to diversify our business and revenue sources, efforts that began in 2011 with our acquisition of a number of businesses and a shift in primary monetization partners. In light of the dependency we have on search related revenue in general, we continued our efforts to accelerate the diversification of our business and revenue sources. During the first half of 2012, we continued to integrate our new acquisitions, including Rovion, Krillion, and SMG, and provide them with the capital we believed was necessary to be successful in the long term. Additionally, we continued to develop SMB products for our small business customers utilizing the assets acquired in our Octane acquisition. Finally, in the first half of 2012, we continued to benefit from and attempted to exploit the change in our primary search monetization partner with respect to our O&O and Network businesses.

These strategic objectives, along with tactical efforts to improve the ability of our existing search business to monetize traffic, influenced the goals of our executives throughout the first half of 2012. Accordingly, many of their goals were related to integration of acquisitions and expansion of new business offerings, as detailed below. The Compensation Committee determined that it was in our best interests to continue to offer cash bonuses to our executives in accordance with their employment contracts for the achievement of the various goals that the

Compensation Committee determined were critical to our long term success. As such, in the first half of 2012, the opportunity to earn cash bonuses was provided in spite of the fact that we were forecasting negative net earnings. No portion of the first quarter 2012 bonus was earned. Nevertheless, in light of our ability to integrate a new primary search monetization partner which had long term positive benefits for us. The Compensation Committee approved a one-time RSU grant to the executives and our other employees that was equal in grant value to the target bonus such executives and employees would have received had the first quarter 2012 goals been achieved. This stock grant in lieu of cash bonus vested on January 2, 2013, and, as a result, served not only as a bonus, but also as a retention program during a period of change, as well as encouraging stock ownership amongst our executives to better align their interests with our shareholders.

At the beginning of the second half of 2012, we determined that a shift in strategy with respect to our SMG and Rovion acquisitions might be necessary. With respect to SMG, we determined that revenue and growth opportunities in the deal-of-the-day sector were not likely to be as robust as we had previously forecast, based on our own results and those of other businesses in the sector. With respect to Rovion, we determined that Rovion’s technology offerings were more robust than we required for our intended uses. At the same time, we began to experience a material drop in RPC from our new primary search monetization partner, which continued through the end of 2012.

In the second half of 2012, we structured our goals for our executives to address our shift in strategy and a renewed focus on ensuring the stability of our core search businesses and growing our proprietary business offerings for small and medium sized businesses. Again the Compensation Committee determined during the second half that providing a portion of the bonus opportunity in RSUs, as opposed to cash, might better align the interests of our employees with the interests of our shareholders. Throughout 2012, all of the executive compensation programs developed by the Compensation committee were designed to incentivize and reward long-term sustainable growth. In the second half of 2012, we experienced an unanticipated drop in RPC from our primary search monetization partner, as well as, a change in policies from our major traffic acquisition partner, which impacted the structure and monetization of our search engine results pages. As a result of these and other factors that negatively impacted our performance, we did not achieve any of our goals for the second half of 2012.

Executive Compensation Program Objectives and Overview

The Compensation Committee administers our executive compensation arrangements and meets in executive session with the Board of Directors to determine the compensation of our Chief Executive Officer. As discussed in more detail below, in determining the compensation for our other Named Executive Officers (as defined below), the recommendations of our Chief Executive Officer, among other factors, may be considered by the Compensation Committee. Nevertheless, the Compensation Committee is solely responsible for making the final decisions on compensation for our Named Executive Officers.

Our general compensation arrangements are guided by the following principles and business objectives:

•	It is our objective to hire and retain top talent in our industry in an exceptionally competitive marketplace, especially for key positions that directly contribute to creating stockholder value;

•	We reward the performance of our top contributors in key positions within our company by focusing our resources on them and their continued performance; and

•

We firmly believe that equity compensation is an important means of aligning the interests of our employees with those of our stockholders and focus our equity compensation on the key positions within our Company that we believe have the greatest impact on performance.

We are guided by the above principles in our compensation philosophy for our executive officers, which has been designed to achieve the following two objectives:

•	Allow us to attract and retain the key executive talent it needs to achieve its business objectives by providing total compensation arrangements that are competitive and attractive; and

•

Establishing a direct correlation between the total executive compensation paid to our overall performance and improvements in performance, including the creation of shareholder value, and the individual performance and achievements.

The executives listed in the Summary Compensation Table in this Proxy are referred to as the “Named Executive Officers.” Mr. Erick Herring became our Senior Vice President of Technology on January 3, 2012.

Overview

We are dependent upon the experience and talents of our executives to successfully manage our highly technical, complex and rapidly evolving business. We compete in a rapidly changing industry, one which regularly experiences paradigm shifting technological developments and shifting trends in the businesses and markets in which we compete. We rely on our executives to successfully address these developments and to improve our business and its performance in order to increase shareholder value. We face a highly competitive executive labor market and face competitors for our executives’ skills of our similar size and scale, as well as larger competitors with greater resources than we have and smaller competitors that seek to hire our executives to facilitate and expedite their own businesses that compete with us directly or in the same industry.

Executive Compensation Programs

Our current executive compensation program is comprised of three key components, which collectively are intended to conform to our compensation philosophy and to reward our executives based on individual and company performance. We use (1) base salary, (2) quarterly or semi-annual incentive cash or cash and equity bonuses, and (3) long-term equity awards, in the form of stock options and RSUs, as its primary compensation components. The Compensation Committee considers how each such component of executive compensation promotes retention and rewards performance by the individual and us generally when structuring its executive compensation arrangements.

We seek to provide targeted compensation opportunities at the median of competitive market practice in order to attract, retain, and motivate our executives. However, the Compensation Committee may target an individual executive’s compensation higher or lower than the median based on the individual’s role, experience, and/or performance, among other factors. The Compensation Committee uses certain peer companies (as identified below) to inform it of competitive pay levels and generally intends that base salary levels be consistent with competitive market base salary levels. The Compensation Committee generally targets performance-based compensation, such as bonus and long-term incentive equity opportunities to make up a substantial portion of each executive’s total direct compensation opportunity, as achievement of those are tied to our performance and individual performance and provide long-term incentives to our executives. The Compensation Committee believes that the cash and long-term equity incentives provided to our executives have been designed to provide an effective mix of incentives to ensure our executive performance is focused on building long-term stockholder value.

We do not provide any pensions or other retirement benefits for our executives other than our 401(k) plan. Generally, except for the payment of up to $1,500 a month in health insurance payments that would otherwise be paid by our executives, we also do not provide any perquisites. We provide our executive officers with certain severance protections as a further means of attracting and retaining our key executives and to preserve the stability of our executive team. These severance protections are described below under “Severance and Change in Control Severance Benefits” and “Potential Payments Upon Termination or Change in Control.”

Independent Consultant and Peer Group

The Compensation Committee periodically uses Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultants. Cook & Co. previously advised the Compensation Committee with respect to trends in executive compensation, the selection of our peer companies, the determination of pay programs, an assessment of competitive pay levels, and the setting of compensation levels in 2010. Cook & Co. provided no other services to us in 2012 beyond the compensation consulting services provided to our Board of Directors and the Compensation Committee, as noted above.

The Compensation Committee considers, from time to time, peer company data obtained and evaluated by Cook & Co, as well as compensation data compiled by management, in establishing compensation levels. The Compensation Committee utilizes this information when considering executive compensation arrangements, including the reasonableness of such arrangements from a competitive vantage point. For 2012, the Compensation Committee considered compensation data for the following companies: InfoSpace, Openwave Systems, the Knot, Saba Software, Travelzoo, Web.com, Marchex, eLoyalty, Double-Take, Innodata, Healthstream, TheStreet.com, Autobytel, Spark Networks, and Market Leader. This group of companies is referred to by us hereafter as our “peer group” or our “peer companies” for 2012. This peer group was the same peer group utilized by the Compensation Committee in 2011 to the extent possible.

The peer group was selected in 2010 based on objective criteria, taking into account company size and industry. At the time of selection, the peers’ revenue and market capitalizations generally fell within a range of 0.3x to 3x of ours, with our revenue and market capitalization in the middle range to avoid distortion from size. The peers are technology and/or media companies that have businesses that are broadly similar to our business. The data from a late 2010 study formed the basis of 2011 decision-making, which was carried over into 2012.

Shareholder Advisory Vote on Executive Compensation

At our 2012 Annual Meeting of Stockholders, 85.7% of our voting stockholders voted to approve a resolution approving, on an advisory basis, the compensation of our executive officers, as disclosed in our proxy statement of the 2012 Annual Meeting of Stockholders. The Compensation Committee considered this approval in its consideration of future executive compensation matters and has determined to generally maintain its practices and policies consistent with the prior year, subject to adjustments as are deemed appropriate in the view of the Compensation Committee in light of our present circumstances.

Current Executive Compensation Program Elements

Base Salaries

We provide the Named Executive Officers, along with other employees, with base salary to compensate them for their services throughout the year. The Compensation Committee performs an annual review of the base salaries of our Named Executive Officers. These base salary levels are intended to be generally consistent with competitive market base salary levels, but are not specifically targeted or “bench-marked” against any particular company or group of companies, including our peer group. The Compensation Committee sets base salaries so that a substantial portion of the executives’ total direct compensation remains contingent on performance-based bonuses and long-term incentive equity awards. The Compensation Committee considers and assesses, among other factors, the scope of an executive’s responsibility, prior experience, past performance, advancement potential, impact on results, salary relative to our other executives and relevant competitive data in setting specific salary levels for each of our Named Executive Officers, as well as our other officers.

The annual base salary of each of our Named Executive Officers, except Mr. Herring, was increased effective July 1, 2012, to adjust for cost of living increases. The Compensation Committee did not undertake a formal review of relevant market compensation data, as a study was conducted in 2010, and only cost of living increases were contemplated for 2012. Effective July 1, 2012: Mr. Clarke’s salary was increased from $427,729 to $444,618; Mr. Sawtell’s salary was increased from $287,000 to $304,637; Mr. Cragun’s salary was increased from $280,622 to $291,235; and Mr. Hutto’s salary was increased from $229,280 to $233,708.

Short Term Bonuses

For 2012, the Compensation Committee approved a short term bonus plan (“Bonus Plan”) that was payable in any combination of cash and equity grants made under our 2011 Omnibus Stock Plan, as amended, under which our Named Executive Officers were eligible to earn bonuses based on achievement against pre-determined quarterly or semi-annual performance goals. The bonus incentive opportunity was intended to motivate and reward executives by tying a significant portion of their total compensation to the achievement of pre-established performance metrics that were generally short-term, but impact the creation of long-term stockholder value. The Compensation Committee determined that use of independent quarterly (for the first half of 2012) and semi-annual (for the second half of 2012) performance and payment periods for 2012 was appropriate given the difficulty setting meaningful annual performance goals when we were in a period transition. The Compensation Committee used PSUs to offset the use of cash for short term bonuses earned with respect to achievement of the goals in the Bonus Plan for the second half of 2012 and to better align our executives with the interests of our shareholders.

First Quarter 2012 Bonus

For the First Quarter 2012 Bonus period, each of our Named Executive Officers’ target bonuses were defined as a percentage of base salary as set forth in each officer’s employment agreement. Actual earned awards could range between 0% and 120% of target depending on performance. Performance is measured against a combination of company-wide financial goals and individual performance goals. The weighting of Company and individual goal components ranged from 50% to 100% and 0% to 50%, respectively. In determining the mix of our and individual performance goals for each executive, the Compensation Committee considered each executive’s ability to affect company-wide performance and the importance of individual contributions.

		Bonus Goal Weightings		1st Quarter Bonus Opportunity (% of Q1 2012 Salary)
Executive Officer	Position	Company	Individual	Threshold	Target	Maximum
Heath B. Clarke	Chief Executive Officer and Chairman	100%	0%	72%	80%	96%
Michael A. Sawtell	President & Chief Operating Officer	75%	25%	54%	60%	72%
Kenneth S. Cragun	Chief Financial Officer and Secretary	70%	30%	41%	45%	54%
Erick Herring	Senior Vice President Technology	50%	50%	36%	40%	48%
Peter S. Hutto	Senior Vice President Corporate Development	50%	50%	45%	50%	60%

First Quarter 2012 Bonus: Company Performance Component

Our performance component of the First Quarter period was based equally on Revenue and Adjusted Net Income (Loss)1. The Compensation Committee believes these metrics, and the related goals, were the key drivers of delivering value to our stockholders for that period. The Revenue and Adjusted Net Income (Loss) targets were set to our budget for the period. The Compensation Committee also set threshold and maximum performance goals, which corresponded to bonus payouts equal to 90% and 120% of target. The Compensation Committee also required that no more than 45% of any Adjusted Net Income be allocable to the payment of First Quarter Bonus, regardless of performance against the established Revenue and Adjusted Net Income (Loss) targets. For the First Quarter period, our performance was slightly above target for Revenue (100.5%) and at target for Adjusted Net Income (Loss). Notwithstanding our achievement of at least 100% of both our Revenue and Adjusted Net Income (Loss) target, the Compensation Committee determined that no First Quarter Bonus

1 Adjusted Net Income (Loss) is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on warrant revaluation; net income (loss) from discontinued operations; gain on sale of Rovion; impairment charges; LEC receivables reserve; and severance charges. Adjusted Net Income (Loss), as defined above, is not a measurement under GAAP. Adjusted Net Income (Loss) is reconciled to net income (loss) and earnings (loss) per share, which we believe are the most comparable GAAP measures, in our press release dated February 14, 2013, as furnished on our Form 8-K filed with the SEC on February 14, 2013. We believe that Adjusted Net Income (Loss) provides useful information to investors about our performance because it eliminates the effects of period-to-period changes in income from interest on our cash and marketable securities, expense from our financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges, and charges which are not directly attributable to the underlying performance of our business operations. Management used Adjusted Net Income (Loss) in evaluating the overall performance of our business operations, making it useful to the Compensation Committee in evaluating management’s performance. A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on our net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with net income (loss) and net income (loss) per share measures. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.

would be payable since we did not achieve positive Adjusted Net Income in the first quarter 2012. The performance levels and actual performance for First Quarter 2012 are shown in detail below:

	Weighting	Q1 2012 Company Performance Goals				Actual Q1 2012 Results ($ mil.)	Q1 2012 Bonus %
Metric		Threshold ($ mil.)	Target ($ mil.)		Maximum ($ mil.)
Revenue	50%	$22.59	$25.10		$30.12	$25.20	100.5%
Adjusted Net Income	50%	($0.22)	($0.20	)(1)	($0.16)	($0.20)	100.0%
					Total Bonus %		100.25%

(1)	Target included the potential bonus expense for the first quarter of 2012.

First Quarter 2012 Bonus: Individual Performance Component

The individual performance component of each Named Executive Officer’s bonus, except for Mr. Clarke, was determined by the Compensation Committee and actual bonuses could range between 0% and 150% of target. Mr. Clarke had no individual performance components for Q1 2012, as the Compensation Committee determined that Mr. Clarke should be evaluated solely on our financial performance. The Compensation Committee’s assessment was based on performance against pre-set strategic objectives and in most cases, the general recommendations and performance evaluations of the Chief Executive Officer. For the First Quarter 2012 period, the Compensation Committee’s bonus decisions were based upon the following individual goals.

Michael Sawtell — Based in part on the Chief Executive Officer’s recommendation, the Compensation Committee determined that Mr. Sawtell would have earned a bonus equal to 110% of target for the individual performance component. Mr. Sawtell’s goals were related to achievement of the following objectives: Krillion integration, commercial use of our Rovion ad management platform, and development of an updated two year operating plan for each of our business lines. The Compensation Committee determined that each of these objectives was achieved, including overachievement of the Krillion integration and Rovion ad management platform implementation objectives. Nevertheless, no first quarter bonus was paid to Mr. Sawtell in light of the fact that we did not achieve positive Adjusted Net Income in the first quarter 2012.

Kenneth S. Cragun — Based in part on the Chief Executive Officer’s recommendation, the Compensation Committee determined that Mr. Cragun’s individual performance bonus component would have been earned at 100% of target. Mr. Cragun’s goals were tied to achievement of the following objectives: risk assessment with respect to our security systems, development of an updated two year operating plan for each of our business lines, certain investor relations goals, and development of enhanced financial modeling capabilities. The Compensation Committee determined that each of these objectives was achieved. Nevertheless, no first quarter bonus was paid to Mr. Cragun in light of the fact that we did not achieve positive Adjusted Net Income in the first quarter 2012.

Erick Herring — The Compensation Committee determined that Mr. Herring’s individual performance bonus component would have been earned at 99.5% of target. Mr. Herring’s goals were tied to achievement of the following objectives: implementation of search engine marketing technologies, integration of Krillion, data collection and analysis, quality assurance measures, and staffing efficiency. The Compensation Committee determined that Mr. Herring achieved almost all of his goals and also overachieved the Krillion integration goal and underachieved the goal related to the quality assurance measures utilized by us. Nevertheless, no first quarter bonus was paid to Mr. Herring in light of the fact that we did not achieve positive Adjusted Net Income in the first quarter 2012.

Peter S. Hutto — Based in part on the Chief Executive Officer’s recommendation, the Compensation Committee determined that Mr. Hutto’s individual performance bonus component would have been earned at 90% of target. Mr. Hutto’s goals were tied to achievement of the following objectives: performance criteria of our Spreebird business and various corporate development initiatives. The Compensation Committee determined that Mr. Hutto achieved all of his corporate development initiatives, but underachieved his Spreebird performance objectives. Nevertheless, no first quarter bonus was paid to Mr. Hutto in light of the fact that we did not achieve positive Adjusted Net Income in the first quarter 2012.

Total First Quarter 2012 bonuses for our Named Executive Officers are summarized in the following table.

Executive Officer	Total Q1 2012 Target Bonus	Performance Components	Actual Bonus %	Actual Q1 2012 Cash Bonus
Heath B. Clarke	$85,546	Company (100%)	0%	$0
		Individual (0%)	0%	$0

				$0

Michael A. Sawtell	$43,050	Company (75%)	0%	$0
		Individual (25%)	0%	$0
				$0

Kenneth S. Cragun	$31,570	Company (70%)	0%	$0
		Individual (30%)	0%	$0

				$0

Erick Herring	$25,000	Company (70%)	0%	$0
		Individual (30%)	0%	$0

				$0

Peter S. Hutto	$28,651	Company (50%)	0%	$0
		Individual (50%)	0%	$0

				$0

Second Quarter 2012 Bonus

For the Second Quarter 2012 Bonus period, each of our Named Executive Officers’ target bonuses were defined as a percentage of base salary as set forth in each officer’s employment agreement. Actual earned awards could range between 0% and 100% of target depending on performance. Performance is measured against company-wide financial goals and individual performance goals. The weighting of our and individual goal components ranged from 75% to 100% and 0% to 25%, respectively. In determining the mix of our and individual performance goals for each executive, the Compensation Committee considered each executive’s ability to affect company-wide performance and the importance of individual contributions for each executive.

		Bonus Goal Weightings		2[d] Quarter 2012 Bonus Opportunity (% of Q2 2012 Salary)
Executive Officer	Position	Company	Individual	Threshold	Target	Maximum
Heath B. Clarke	Chief Executive Officer and Chairman	100%	0%	72%	80%	80%
Michael A. Sawtell	President & Chief Operating Officer	75%	25%	54%	60%	60%
Kenneth S. Cragun	Chief Financial Officer and Secretary	75%	25%	41%	45%	45%
Erick Herring	Senior Vice President Technology	75%	25%	36%	40%	40%
Peter S. Hutto	Senior Vice President Corporate Development	75%	25%	45%	50%	50%

Second Quarter 2012 Bonus: Company Performance Component

For the second quarter, the Company Performance Component of the Second Quarter period for the Named Executive Officers, except Mr. Herring, was based on Core Business Revenue, New Business Revenue and Adjusted Net Income. The Compensation Committee distinguished between Core Business Revenue and New Business Line Revenue to better align our executives’ goals with our long term objectives, which was to diversify and grow our non-search business and related revenues and net income. By distinguishing revenues in this way, the Compensation Committee sought to incent the executives to increase performance of our newly launched products and services and support our recent acquisitions and initiatives. The Company Performance Component of the Second Quarter for Mr. Herring was based on Revenue and Adjusted Net Income only. All of the targets for all Named Executive Officers were set to our budget for the period. The Compensation Committee also set threshold and maximum performance goals, which corresponded to bonus payouts equal to 90% and 100% of total target. For the Second Quarter period, our performance was above the target for Core Business Revenue, below target for New Business Revenue, at target for Adjusted Net Income, and, with respect to Mr. Herring, above target for Revenue. The resulting bonus payout for our performance component was 99% of target for the Named Executive Officers, except Mr. Herring, whose resulting bonus payout was 100% of target. The performance levels and actual performance for Second Quarter 2012 are shown in detail below:

	Weighting	Q2 2012 Company Performance Goals				Actual Q2 2012 Results ($ mil.)	Q2 2012 Bonus %
		For NEOs Except Mr. Herring
Metric		Threshold ($ mil.)	Target ($ mil.)		Maximum ($ mil.)
Core Business Revenue	30%	$23.36	$25.95		$25.95	$26.35	100%
New Business Revenue	20%	$0.89	$0.99		$0.99	$11.05	93%
Adjusted Net Income	50%	$0.14	$0.16	(1)	$0.16	$0.17	100
					Total Bonus %		99%

	Weighting	Q2 2012 Company Performance Goals			Actual Q2 2012 Results ($ mil.)	Q2 2012 Bonus %
		For Mr. Herring
Metric		Threshold ($ mil.)	Target ($ mil.)	Maximum ($ mil.)
Revenue	50%	$24.26	$26.95	$26.95	$27.27	101%
Adjusted Net Income	50%	$0.14	$0.16(1)	$0.16	$0.17	100
				Total Bonus %		100%

(1)	Target included the potential bonus expense for the second quarter of 2012.

Second Quarter 2012 Bonus: Individual Performance Component

The individual performance component of each Named Executive Officer’s bonus, except for Mr. Clarke, was determined by the Compensation Committee and actual bonuses could range between 0% and 150% of target. Mr. Clarke had no individual performance components for Q2 2012, as the Compensation Committee determined that Mr. Clarke should be evaluated solely on our financial performance. The Compensation Committee’s assessment was based on performance against pre-set strategic objectives and in most cases, the general recommendations and performance evaluations of the Chief Executive Officer. For the Second Quarter period, the Compensation Committee’s bonus decisions were based upon the following individual goals.

Michael A. Sawtell — Based in part on the Chief Executive Officer’s recommendation, the Compensation Committee approved Mr. Sawtell’s individual performance bonus component at 123.75% of target. Mr. Sawtell’s goals were tied to achievement of the following objectives: growth strategies for our O&O business, launch of our SMB product, Network product initiatives, and certain corporate development goals. The Compensation Committee’s decision to award Mr. Sawtell an amount above target was based on achievement of most goals, as well as overachievement of our Network product enhancement initiatives, partially offset by underachievement of the all-in-one launch goal.

Kenneth S. Cragun — Based in part on the Chief Executive Officer’s recommendation, the Compensation Committee approved Mr. Cragun’s individual performance bonus component at 100% of target. Mr. Cragun’s goals were tied to achievement of the following objectives: support of SMB product launch, financial modeling of certain network initiatives, and review and analysis of key operating metrics used by us. The Compensation Committee’s decision to award Mr. Cragun an amount equal to target was based on achievement of each of the foregoing goals in their entirety.

Erick Herring — The Compensation Committee approved Mr. Herring’s individual performance bonus component at 100% of target. Mr. Herring’s goals were tied to achievement of the following objectives: margin growth initiatives, expansion of our O&O products, Krillion integration, certain Network initiatives, and development of certain automated reporting functionality. The decision to award Mr. Herring a bonus amount at target was based on the Compensation Committee’s determination that Mr. Herring achieved each of his goals.

Peter S. Hutto — Based on the Chief Executive Officer’s recommendation, Mr. Hutto’s individual performance bonus component was set at 105% of target. Mr. Hutto’s goals were tied to achievement of the following objectives: Rovion divestiture, corporate development initiatives, and research and analysis of new business markets. The Compensation Committee determined that Mr. Hutto achieved each of these goals and overachieved the goal related to the sale of our Rovion business and as a result awarded Mr. Hutto a bonus above target.

Total Second Quarter 2012 bonuses for our Named Executive Officers are summarized in the following table.

	Total Q2 2012 Target Bonus	Performance Components	Actual Bonus %	Actual Q2 2012 Cash Bonus
Executive Officer
Heath B. Clarke	$85,546	Company (100%)	99%	$84,721
		Individual (0%)	0%	$0

				$84,721

Michael A. Sawtell	$43,050	Company (75%)	99%	$31,976
		Individual (25%)	123.75%	$13,319

				$45,295

Kenneth S. Cragun	$31,570	Company (75%)	99%	$23,450
		Individual (25%)	100%	$7,892

				$31,342

Erick Herring	$25,000	Company (75%)	100%	$18,750
		Individual (25%)	100%	$6,250

				$25,000

Peter S. Hutto	$28,651	Company (75%)	99%	$21,281
		Individual (25%)	105%	$7,521

				$28,802

Second Half 2012 Bonus

For the Second Half 2012 Bonus period, each of our Named Executive Officers’ target bonuses were defined as a percentage of base salary as set forth in each officer’s employment agreement. Actual earned awards could range between 0% and 150% of target depending on performance. Performance is measured against company-wide financial goals and individual performance goals, except in the case of Mr. Clarke, who was evaluated solely on company-wide financial goals since he is responsible for our overall performance. The weighting of Company and individual goal components ranged from 75% to 100% and 0% to 25%, respectively. In determining the mix of Company and individual performance goals for each executive, the Compensation Committee considered each executive’s ability to affect company-wide performance and the importance of individual contributions.

		Bonus Goal Weightings		2nd Half 2012 Bonus Opportunity (% of 2H 2012 Salary)
Executive Officer	Position	Company	Individual	Threshold	Target	Maximum
Heath B. Clarke	Chief Executive Officer	100%	0%	56%	80%	120%
Michael A. Sawtell	President and Chief Operating Officer	75%	25%	42%	60%	90%
Kenneth S. Cragun	Chief Officer and Secretary	75%	25%	31.5%	45%	67.5%
Erick Herring	Chief Technology Officer	75%	25%	28%	40%	60%
Peter S. Hutto	Senior Vice President Corporate Development	75%	25%	35%	50%	75%

For the Second Half 2012 bonus period, the Compensation Committee determined that Messrs. Clarke, Sawtell and Cragun would receive no bonus if we experience an Adjusted Net Loss for that period. Furthermore, the Compensation Committee also capped the total amount of bonus payable to all of our Named Executive Officers at 45% of Adjusted Net Income earned by the Company, subject to certain limited exceptions.

Second Half 2012: Company Performance Component

The Company Performance Component for the Second Half 2012 period was based equally on Revenue and Adjusted Net Income. The Compensation Committee believes these metrics, and the related goals, were the key drivers of delivering value to our stockholders for the period. The Revenue and Adjusted Net Income targets were set to our budget for the period. The Compensation Committee also set threshold and maximum performance goals, which corresponded to bonus payouts equal to 70% and 150% of target. For the Second Half 2012 period, the Company Performance Component was below the target for both the Revenue and Adjusted Net Income goals and the Adjusted Net Income for the period was negative. As a result of not achieving positive Adjusted Net Income, no Second Half 2012 bonus was earned. The performance levels and actual performance for Second Half 2012 are shown in detail below:

	Weighting	2H 2012 Company Performance Goals				Actual 2H 2012 Results ($ mil.)	2H 2012 Bonus %
Metric		Threshold ($ mil.)	Target ($ mil.)		Maximum ($ mil.)
Revenue	50%	$44.12	$51.90		$64.88	$45.7	88%
Adjusted Net Loss	50%	$0.63	$0.90	(1)	$1.35	($0.90)	(100%)
					Total Bonus %		0%

(1)	Target included the potential bonus expense for the Second Half 2012.

Second Half 2012 Bonus: Individual Performance Component

As noted above, Mr. Clarke was evaluated solely on company-wide financial goals. The individual performance component of each other Named Executive Officer’s bonus was determined by the Compensation Committee and actual bonuses could range between 0% and 150% of target. The Compensation Committee’s assessment was based on performance against pre-set strategic objectives and in most cases, the general recommendations and performance evaluations of the Chief Executive Officer. For the Second Half period, the Compensation Committee’s bonus decisions were based upon the following individual goals.

Michael A. Sawtell — Based in part on the Chief Executive Officer’s recommendation, the Compensation Committee determined that Mr. Sawtell would have earned a bonus equal to 115.5% of target for the individual performance component. Mr. Sawtell’s goals were tied to achievement of the following objectives: launch of O&O business initiatives, development of new business lines, launch of SMB product, metrics and reporting development, Rovion divestiture, optimization of our O&O business unit, restructuring related to our Network business unit, development goals related to our SMB direct sales efforts, operating plan refinement for our Spreebird business, and launch of our new Network product. The Compensation Committee’s determined that Mr. Sawtell largely achieved or overachieved all of his goals, except for the goal related to our launch of our all-

in-one subscription product, which was slightly underachieved. Nevertheless, no second half bonus was paid to Mr. Sawtell in light of other bonus criteria which were not met.

Kenneth S. Cragun — Based in part on the Chief Executive Officer’s recommendation, the Compensation Committee determined that Mr. Cragun would have earned a bonus equal to 102.5% of target for the individual performance component. Mr. Cragun’s goals were tied to achievement of the following objectives: new initiatives for our O&O business, strategic plan development of new business lines, enhanced reporting of our key performance indicators, development of KPIs for our direct sales efforts, corporate renaming, development goals related to our SMB direct sales efforts, investor relations objectives, retention programs for our key employees, internal financial reporting and forecasting, and certain corporate development goals. The Compensation Committee determined that Mr. Cragun achieved or overachieved all of his goals, except for his goals related to the development of KPIs for our direct sales efforts and certain internal financial reporting and forecasting enhancements, which were underachieved. Nevertheless, no second half bonus was paid to Mr. Cragun in light of other bonus criteria which were not met.

Erick Herring — The Compensation Committee determined that Mr. Herring would have earned a bonus equal to 101% of target for the individual performance component. Mr. Herring’s goals were tied to achievement of the following objectives: launch of new initiatives for our O&O business, data management, Krillion API initiative, departmental restructuring goals, search engine marketing tools, product marketplace, support sales initiatives, and data center integrations. The Compensation Committee determined that Mr. Herring achieved or overachieved all of his goals, except for his goals related to certain search engine marketing tools, which was slightly underachieved. Nevertheless, no second half bonus was paid to Mr. Herring in light of other bonus criteria which were not met.

Peter S. Hutto — Based in part on the Chief Executive Officer’s recommendation, the Compensation Committee determined that Mr. Herring would have earned a bonus equal to 101% of target for the individual performance component. Mr. Hutto’s goals were tied to achievement of the following objectives: Rovion divestiture, corporate development initiatives, and completion of certain industry research objectives. The Compensation Committee determined that Mr. Hutto achieved or overachieved all of his goals, except for certain goals related corporate development initiatives, which were underachieved. Nevertheless, no second half bonus was paid to Mr. Hutto in light of other bonus criteria which were not met.

Total Second Half 2012 bonuses for our Named Executive Officers are summarized in the following table.

Executive Officer	Target Bonus	Performance Components	Actual Bonus %	Cash Bonus
Heath B. Clarke	$177,847	Company (100%)	0%	$0
		Individual (0%)	0%	$0

				$0

Michael A. Sawtell	$91,391	Company (75%)	0%	$0
		Individual (25%)	0%	$0

				$0

Kenneth S. Cragun	$65,528	Company (75%)	0%	$0
		Individual (25%)	0%	$0

				$0

Erick Herring	$50,000	Company (75%)	0%	$0
		Individual (25%)	0%	$0

				$0

Peter S. Hutto	$58,427	Company (75%)	0%	$0
		Individual (25%)	0%	$0

				$0

Turnaround Success Bonus

In June of 2012, the Compensation Committee determined that it was appropriate to provide the Named Executive Officers, along with all of our employees, with a turnaround success bonus, in recognition of our ability to substantially address certain material issues that arose in connection with one of our primary monetization partners. While no First Quarter Bonus was earned, the Compensation Committee used the amounts that would have been earned by each of our employees, including our Named Executive Officers, had we achieved the Target Threshold (as set forth above) for the first quarter of 2012 and divided that amount by the closing price of our common stock on June 5, 2012 ($2.25 per share), to arrive at a number of shares that would be issued to each of our employees pursuant to a RSU grant that vested on January 2, 2013, provided the employee was still employed by us on that date. The following table sets forth the amount of RSUs granted to each of our Named Executive Officers pursuant to the turnaround success bonus.

Executive Officer	Target Bonus	Total RSUs Granted
Heath B. Clarke	$84,134	37,393
Michael A. Sawtell	$42,517	18,896
Kenneth S. Cragun	$31,205	13,896
Erick Herring	$24,938	11,083
Peter S. Hutto	$27,218	12,097

The Compensation Committee believes that the use of RSUs not only further aligned our Named Executive Officers with the interests of our shareholder, but also encouraged stock ownership by our Named Executive Officers.

Retention Bonus

In connection with our acquisition of substantially all of the assets of Rovion from DGLP in 2011, we entered into an employment agreement with Mr. Sawtell which provided for, among other things, the payment of a retention bonus equal to $375,000 over a period of 24 months following the closing of the acquisition, subject to the Rovion business achieving certain performance thresholds. In connection with the performance thresholds, we also agreed to certain funding commitments to the Rovion business post-close. In November 2011, we and Mr. Sawtell entered into an amendment to his then-Amended and Restated Employment Agreement which provided for a reduction of his retention bonus to $307,500 and eliminated the performance thresholds in consideration for the termination of our funding obligations. In 2012, Mr. Sawtell received a total of $86,250 in retention bonus payments.

Long-Term Incentive Equity Awards

We rely on long-term incentive equity awards as a key element of compensation for our executive officers so that a substantial portion of their total direct compensation is tied to increasing our market value. We have historically made annual grants of stock options to align the interests of our executives with those of our shareholders, while promoting focus by our executives’ on our long-term financial performance, and, through staggered grants with extended time-based vesting requirements, to enhance long-term retention of our executives.

The Compensation Committee considers competitive grant data for comparable positions as well as various subjective factors primarily relating to the responsibilities of the individual executive, past performance, and the executive’s expected future contributions and our value when determining the size of equity-based awards. Additionally, the Compensation Committee also considers the executive’s historic total compensation, including prior equity grants and value realized from those grants, as well as the number and value of shares owned by the executive, the number and value of shares which continue to be subject to vesting under outstanding equity grants previously made to such executive, and each executive’s tenure, responsibilities, experience and our value. No one fact is given any specific weighting and the Compensation Committee exercises its judgment to determine the appropriate size of awards.

Our 2012 long-term incentive grants to our Named Executive Officers were not solely in the form of stock options with an exercise price equal to the closing price of our common stock on the grant date, but also consisted of a RSU component which utilized the fair market value of our common stock on the grant date when valuing such grants. As a consequence, our Named Executive Officers will realize some actual, delivered compensation regardless of whether our stock price appreciates or not, but will also be incentivized by the options to increase stock price, since options do not provide value without appreciation. Both the RSUs and the stock options function as a retention incentive for our executives as they generally vest in installments over a period of three years after the date of grant.

2011 and 2012 Annual Equity Grants. In December 2011, the Compensation Committee approved grants of stock options and RSUs to each of the then-employed Named Executive Officers. The Compensation Committee approved a normal grant for 2011 and a partial grant of 50% of the typical equity grant for 2012. Moving a portion of the grant that would normally by granted in 2012, into 2011, was intended to provide additional incentive and retention during a period of business transition. In 2012, the Compensation Committee granted only 25% of the typical equity grant that would be made to the Named Executive Officers in light of the earlier grant of 50% of the typical equity grant made to the Named Executive Officers in 2011. As a result, the total grant was 75% of the typical equity grants that would be made to the Named Executive Officers in 2012, allowing us to retain the remaining 25% of such typical equity grants for later use under our equity plan.

Grant Practices. We do not have any plan, program, or practice to time the grant of equity-based awards to our executives or any of our employees in coordination with the release of material non-public information. All equity grants are made under our stock plans, which have been approved by our stockholders. The per share exercise price of stock options cannot be less than the closing sale price of our common stock on the grant date. The Compensation Committee typically makes annual equity grants in the month of December and when an officer begins employment or is promoted.

Severance and Change in Control Severance Benefits

We provide severance, including change-in-control severance, to Messrs. Clarke, Sawtell, Cragun and Hutto, as well as other members of our management team, as provided for in their respective employment agreements. It is the belief of the Compensation Committee that the severance offered by us helps to retain our management team, including our Named Executive Officers named above, by providing a stable work environment in which these employees are provided certain economic benefits in the event their employment is actually or constructively terminated, including in connection with a change in control. It also helps to create a mutually beneficial separation as we are able to secure a release from claims. We believe that the occurrence, or potential occurrence, of a change-in-control transaction may create uncertainty regarding continued employment of our executives and other key employees and the change-in-control severance benefits offered by us will alleviate much of that uncertainty. The material terms of the change-in-control severance benefits offered to Messrs. Clarke, Sawtell, Cragun and Hutto are described below in the section entitled “Employment Agreements and Change in Control Arrangements with Our Named Executive Officers.”

In providing severance agreements, the Compensation Committee considers best practices. Severance benefits available following a change in control are provided only on a “double-trigger” basis which means that there must be both a change in control and a termination, either actually or constructively, of the eligible employee’s employment in the circumstances described in the “Employment Agreements and Change in Control Arrangements with Our Named Executive Officers” section below. In addition, our amended agreements with our Named Executive Officers do not contain excise tax gross-up provisions or “single-trigger” severance payment provisions. We do not maintain any severance plans beyond the severance benefits provided for in the employment agreements with our Named Executive Officers and other members of our management team.

Under their employment agreements, each of Messrs. Clarke, Sawtell, Cragun and Hutto, would be entitled to severance benefits in the event of his termination by us without cause or by the Named Executive Officer for good reason, or to due to his disability and, to a lesser extent, his death. The Compensation Committee determined that it is appropriate to provide the above noted Named Executive Officers with these severance benefits under these circumstances in light of their positions with us, general competitive practices, and as part of their overall compensation package.

The Named Executive Officers and certain other members of the management team are also entitled to accelerated vesting of all of their respective stock option awards in the event of a change in control or a termination without cause by us or a termination for good reason by the Named Executive Officer within the 120 day period preceding or following a change in control. Further, if accelerated vesting of all stock option awards is not available as described above, the Named Executive Officers and certain other members of the management team are entitled to accelerated vesting of those stock option awards that would vest during the initial period of their employment agreements with us in the event of a termination without cause by us or a termination for good reason by the Named Executive Officer outside of the 120 day period preceding or following a change in control. The Compensation Committee determined that this severance benefit was appropriate for each of its Named Executive Officers and certain of its management team based upon their positions with us, general competitive practices, and as part of their overall package.

Recipients of long-term incentive equity awards are also entitled to limited severance protections with respect to awards granted prior to the applicable severance event. The Compensation Committee determined that these protections help maximize the retention benefits to us of the long-term incentive equity awards and are consistent with general competitive practices.

Risk Considerations

The Compensation Committee has reviewed our compensation programs for our named executive officers and our employees generally and has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the company. The Compensation Committee believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure that our performance is focused on long-term results. In general, bonus opportunities for our employees are capped, and we have discretion to reduce bonus payments or pay no bonus at all based on the individual performance component and other factors that we determine are appropriate given the particular circumstances. Similar to our named executive officers, a substantial portion of the compensation for all of our employees generally is delivered in the form of equity awards, that are intended to further align the interests of our employees with those of our stockholders.

With specific regard to our executives, including our named executive officers, the Compensation Committee has determined that the following compensation design features and risk oversight features provide protection against excessive risk-taking:

•

Our board of directors as a whole has responsibility for risk oversight and regularly reviews the areas of focus of our board committees. Our board committees report their deliberations to the full board on a regular basis. Additionally, the board considers the strategic, financial and execution risks that are associated with the operations, financial and capital decisions that impact on determinations of compensation under our compensation programs.

•

Our named executive officers are motivated to carefully assess risks as a majority of their compensation is performance-based, meaning unless they guard against risks, their compensation could also be negatively impacted.

•

Our Compensation Committee regularly discusses the reasonable range of future company performance expectations with our CEO, which provides the Compensation Committee with insight into the design and funding of our executive bonus plan.

•

In order to ensure a long-term focus by management, we have mitigated the incentives in our annual cash bonus program by capping annual bonus potential to a percentage of base salary, which represents a relatively small percentage of our executives’ total compensation opportunities.

•	Given that a high percentage of our overall pay mix for named executive officers is equity-based:

•

We provide competitive base salaries to our named executive officers to provide a steady income while allowing them to focus on our long-term performance rather than on short-term stock price fluctuations;

•

We design our bonus plan for named executive officers to be focused on financial performance metrics, which in combination with our use of equity awards that are subject to long-term vesting conditions;

focuses our executives on driving long-term stockholder value and incentivizes them to avoid decisions that only benefit short-term results that may not be consistent with our long-term interests;

•	Our equity grants typically vest over a three-year vesting period to ensure our named executive officers have significant value tied to long-term stock price performance;

•	We prohibit speculative and hedging transaction involving our securities, which prevents our executive officers from insulating themselves from the effects of poor company stock price performance; and

•

We have internal controls over financial reporting, the measurement and calculation of compensation goals, and other financial, operational, and compliance policies and practices that are designed to keep our compensation programs from being susceptible to manipulation by any employee, including our named executive officers.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis Section of this Annual Report. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis Section be included in this Annual Report.

Compensation Committee of the Board of Directors

John E. Rehfeld (Chairman)
Philip K. Fricke
Frederick Thiel
March 11, 2013

EXECUTIVE COMPENSATION

Summary Compensation

The following table provides information regarding the compensation earned during the fiscal years ended December 31, 2012, 2011 and 2010, by our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers in 2012. We refer to our Chief Executive Officer, Chief Financial Officer and these other executive officers as the named executive officers in this proxy statement for our 2013 annual stockholders meeting.

2012 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Heath B. Clarke (2)	2012	436,174	21,840	169,680	44,652	84,721	—	757,067
Chief Executive Officer and	2011	421,365	45,862	55,418	162,153	348,252	34,752	1,067,802
Chairman of the Board	2010	382,500	—	—	454,047	333,226	600	1,170,373
Michael A. Sawtell (3)	2012	295,818	—	85,564	26,385	45,295	89,550	542,613
President and Chief	2011	185,298	—	32,747	580,494	136,809	135,000	1,070,348
Operating Officer
Kenneth S. Cragun (4)	2012	285,929	3,886	62,775	17,589	31,342	636	402,157
Chief Financial Officer	2011	274,311	3,336	21,831	212,146	126,073	14,165	651,862
and Secretary	2010	206,277	—	—	141,568	74,689	289	422,823
Erick Herring (5)	2012	248,237	—	56,110	140,527	25,000	7,800	477,674
Sr. Vice President, Technology
Peter S. Hutto (6)	2012	231,458	9,129	55,868	10,148	28,802	9,900	345,305
Sr. Vice President	2011	224,067	—	12,595	36,853	115,482	6,600	395,597
Corporate Development

(1)	The fair value of each performance and restricted stock unit award is calculated on the date of grant using the closing price of our common stock as reported by the Nasdaq. The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

Year option granted	Expected life	Volatility	Risk free interest rate	Dividend yield
2012	5.1 years	89.35%	0.73%	None
2011	5.2 years	85.35%	1.40%	None
2010	5.2 years	86.33%	1.87%	None

(2)	During 2012, Mr. Clarke received $21,840 as a bonus related to our cost saving measures. During 2011, Mr. Clarke received other compensation of $34,752 for payout of accrued vacation and bonuses of $40,278 for certain exemplary performance and $5,584 for our cost saving measures. During 2010, Mr. Clarke received a matching contribution to his 401(k) account from us in the amount of $600.

(3)	Mr. Sawtell joined us on May 5, 2011, and was paid his salary from that date. During 2012, Mr. Sawtell received other compensation of retention payments of $86,250, as was negotiated in connection with our acquisition of the assets of Rovion and a matching contribution to his 401(k) account from us in the amount of $3,300. During 2011, Mr. Sawtell received retention payments of $135,000 in connection with our acquisition of the assets of Rovion.

(4)	During 2012, Mr. Cragun received $3,886 as a bonus related to our cost saving measures and other compensation of $636 related to a matching contribution to his 401(k) account from us. During 2011, Mr. Cragun received other compensation of $14,165 for payout of accrued vacation. Mr. Cragun also received a bonus of $3,336 related to our cost saving measures. During 2010, Mr. Cragun received a matching contribution to his 401(k) account from us in the amount of $289.

(5)	Mr. Herring joined us on January 3, 2012, and was paid his salary from that date. During 2012, Mr. Herring received other compensation of $7,800 for car allowance.

(6)	Mr. Hutto was not a named executive officer prior to 2011. As a result, the 2012 Summary Compensation Table only includes his 2012 and 2011 compensation information. During 2012, Mr. Hutto received $9,129 as a bonus related to our cost saving measures and other compensation of $6,600 for his car allowance and $3,300 for a matching contribution to his 401(k) account from us. During 2011, Mr. Hutto received other compensation of $6,600 for his car allowance. Mr. Hutto’s employment with the Company ended on March 31, 2013.

Grants of Plan-Based Awards — 2012

The following table provides information regarding grants of plan-based awards that we granted to the named executive officers during the fiscal year ended December 31, 2012. All option awards were granted at the fair market value of our Common Stock on the date of grant, as determined by our Board. Each option award represents the right to purchase one share of our Common Stock. None of the shares subject to option awards are vested at the time of grant and, except for certain grants made to Mr. Herring, as noted below, 33.33% of the shares subject to such option grants vest on the date which is one year from the date of grant. The remainder of the shares vests in equal quarterly installments over the eight quarters thereafter. Restricted stock unit awards vested 100% on January 2, 2013. PSU awards were set to vest on February 19, 2013, upon the achievement of specified financial objectives set by out Compensation Committee, but such specified financial objectives were not achieved and, as a result such PSU awards were cancelled.

2012 Plan Based Awards Granted

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold (#)	Target (#)		Maximum (#)
Heath B. Clarke	6/5/2012	—	—		—	37,393	(4)	—		—	84,134
	6/14/2012	37,852	37,852	(5)	37,852	—		—		—	85,546
	12/7/2012	—	—		—	—		27,500	(1)	2.34	44,652
Michael A. Sawtell	6/5/2012	—	—		—	18,896	(4)	—		—	42,516
	6/14/2012	19,048	19,048	(5)	19,048	—		—		—	43,048
	12/7/2012	—	—		—	—		16,250	(1)	2.34	26,385
Kenneth S. Cragun	6/5/2012	—	—		—	13,869	(4)	—		—	31,205
	6/14/2012	13,969	13,969	(5)	13,969	—		—		—	31,570
	12/7/2012	—	—		—	—		10,833	(1)	2.34	17,589
Erick Herring	1/9/2012	—	—		—	—		60,000	(2)	2.25	93,911
	5/15/2012	—	—		—	—		15,000	(1)	2.47	25,742
	5/15/2012	—	—		—	—		6,250	(3)	2.47	10,726
	5/15/2012	—	—		—	2,500	(6)	—		—	6,175
	6/5/2012	—	—		—	11,083	(4)	—		—	24,937
	6/14/2012	11,061	11,061	(5)	11,061	—		—		—	24,998
	12/7/2012	—	—		—	—		6,250	(1)	2.34	10,148
Peter S. Hutto	6/5/2012	—	—		—	12,097	(4)	—		—	27,218
	6/14/2012	12,677	12,677	(5)	12,677	—		—		—	28,650
	12/7/2012	—	—		—	—		6,250	(1)	2.34	10,148

(1)	33.33% of total grant vests one year from the date of grant and the remainder vests quarterly over the next eight quarters.

(2)	50.00% of total grant vests one year from the date of grant and the remainder vests quarterly over the next eight quarters.

(3)	33.33% of total grant vests on December 9, 2013, and the remainder vests quarterly over the next eight quarters.

(4)	100.00% of total grant vests on January 2, 2013.

(5)	Grant vests on February 19, 2013, upon satisfaction of certain performance criteria established by our compensation committee of our board of directors. Grant represent 50% of target potential bonus.

(6)	33.33% of total grant vests on January 1, 2014, and the remainder vests annually on January 1 over the next two years.

Employment Agreements and Change in Control Arrangements with Our Named Executive Officers

Employment Agreements

We entered into amended and restated employment agreements with each of Messrs. Clarke, Cragun, Hutto and Sawtell on December 9, 2011, and with Mr. Herring on January 9, 2012. Each of those employment agreements has a term of one year and automatically renews for additional one year terms unless either party terminates it with at least 30 days notice to the other party. Mr. Hutto’s employment was terminated on March 31, 2013.

If we terminate the executive employment agreements of any of Messrs. Clarke, Sawtell or Cragun without cause (the definition of which is summarized below), or if the foregoing executive terminates his agreement with good reason (the definition of which is also summarized below), each as defined in the agreement, we are obligated to pay that executive: (i) his annual salary and other benefits earned prior to termination, (ii) his annual salary payable over one year after termination, (iii) an amount equal to all bonuses earned during the four quarters immediately prior to the termination date, payable in accordance with our standard bonus payment practices or immediately if and to the extent such bonus will be used by the executive to exercise stock options, (iv) benefits for 12 months following the date of termination, (v) the vesting of all options that would have vested had the executive’s employment agreement remained in force through the end of the initial one-year term of the amended and restated agreement will be fully vested immediately prior to such termination, (vi) the right for 12 months from the date of termination to exercise all vested options granted to the executive, and (vii) in the case of Mr. Sawtell only, the unpaid amount of his retention bonus. In the event of a termination without cause or for good reason by any of Messrs. Clarke, Sawtell or Cragun in connection with a change of control, we are obligated to pay that executive: (i) his annual salary and other benefits earned prior to termination; (ii) 1.25 times his annual salary payable in a lump sum; (iii) an amount equal to 1.25 times all bonuses earned during the four quarters immediately prior to the termination date or immediately prior the date of the change of control, whichever is greater, payable in a lump sum; and (iv) benefits for 15 months following the date of termination.

If we terminate Mr. Herring’s employment agreements without cause, or if the foregoing executive terminates his agreement with good reason, regardless in either case if such occurs in connection with a change of control, we are obligated to pay Mr. Herring his annual salary and other benefits earned prior to termination, and to afford Mr. Herring the right for 12 months from the date of termination to exercise all vested options granted to the executive.

In the event of a change of control or a termination without cause or for good reason by any of Messrs. Clarke, Sawtell, Cragun, or Herring within 120 days of a change of control, all options granted to such executive will be immediately vested and remain exercisable through the end of the option term as if the executive were still employed by us.

Under the terms of the agreements, a change of control is deemed to have occurred generally in the following circumstances:

•	The acquisition by any person of 35% or more of our securities, exclusive of securities acquired directly from us;

•	The acquisition by any person of 50% or more of the combined voting power of our then outstanding voting securities;

•	Certain changes in the composition of our Board of Directors;

•	Certain of our mergers and consolidations where certain voting thresholds or ownership thresholds are not maintained; and

•	The approval of our plan of liquidation or the consummation of the sale of all or substantially all of our assets where certain voting thresholds are not maintained.

Under the terms of the agreements, “cause” is generally defined as:

•

Conviction of a felony involving the crime of theft or a related or similar act of unlawful taking, or a felony involving the federal or California securities or pension laws, or any felony, which results in material economic harm to us;

•

Engagement in the performance of the executive’s duties or otherwise to the material and demonstrable detriment to us, in willful misconduct, willful or gross neglect, fraud, misappropriation or embezzlement;

•	Failure to adhere to lawful and reasonable directions of our Board of Directors or failure to devote substantially all of the business time and effort to us, upon notice; and

•	Material breaches of the agreement by executive.

Under the terms of the agreements, good reason is generally defined as:

•	A reduction in salary or failure to pay salary when due;

•	Material breach of the agreement by us;

•	Failure to have any successor in interest to us assume the employment agreement; and

•	A relocation of the executive to offices a set distance away from the location set forth in the agreement;

and for Messrs. Clarke, Sawtell, Cragun and Hutto, good reason also includes:

•	A material diminution in the executive’s title, authority, duties, reporting relationship or responsibilities;

•	A change in executive’s reporting; and

•	The assignment to executive of any duties or responsibilities which are inconsistent with her status, position or responsibilities.

Separation Agreements

On March 31, 2013, we entered into a separation and general release agreement (“Separation Agreement”) with Peter S. Hutto, our former Sr. Vice President, Corporate Development. Under the terms of the Separation Agreement, we paid Mr. Hutto his unpaid, earned wages and unused paid time off pay and are obligated to pay him $233,708, representing one year’s base salary, in equal installments over the twelve month period following his separation. We will also pay Mr. Hutto a bonus of $56,020.00, representing bonus earned over the previous four quarters immediately prior to the Separation Agreement, payable in accordance with our bonus payment structure over the twelve month period following his separation. In addition, we have agreed to pay 100% of Mr. Hutto’s health insurance premiums through March 2014 to the extent Mr. Hutto elected to continue his health care insurance coverage under COBRA. Mr. Hutto has the right to exercise any vested stock options through March 31, 2014.

Termination and Change of Control Benefits

The table below sets forth estimated payments with respect to our Named Executive Officers upon the termination of employment with us under various circumstances and upon a change in control (“CIC”), calculated as of December 31, 2012.

	Involuntary For Cause or Without Good Reason	Involuntary Without Cause or For Good Reason	Death/ Disability	Involuntary Without Cause or For Good Reason In Connection With CIC
Heath B. Clarke
Cash Severance	$—	$800,312	$800,312	$1,000,391
Michael A. Sawtell
Cash Severance (1)	$—	$573,828	$573,828	$695,722
Kenneth S. Cragun
Cash Severance	$—	$422,291	$422,291	$527,863
Erick Herring
Cash Severance	$—	$—	$—	$—
Peter S. Hutto
Cash Severance	$—	$350,562	$350,562	$438,202

(1)	Includes $86,250 of retention bonus that remained unpaid as of December 31, 2012.

Outstanding Equity Awards at Fiscal Year-End — 2012

The following table sets forth the number of shares of Common Stock subject to exercisable and unexercisable stock options and number of unvested restricted stock units held as of December 31, 2012, by each of our Named Executive Officers.

2012 Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name
Heath B. Clarke	29,676	—		16.59	1/14/2015	—		—	—	—
	10,331	—		5.53	5/18/2015	—		—	—	—
	15,000	—		9.90	6/3/2015	—		—	—	—
	26,512	—		6.79	11/15/2015	—		—	—	—
	29,642	—		4.21	3/9/2016	—		—	—	—
	67,500	—		4.74	12/13/2017	—		—	—	—
	67,500	—		4.74	12/13/2017	—		—	—	—
	56,249	11,251	(1)	4.74	6/3/2018	—		—	—	—
	70,837	—		1.57	3/12/2019	—		—	—	—
	73,333	36,667	(2)	6.01	12/10/2020	—		—	—	—
	25,666	51,334	(3)	2.29	12/9/2018	—		—	—	—
	—	27,500	(4)	2.29	12/9/2018	—		—	—	—
	—	—		—	—	13,200	(5)	27,060	—	—

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name
	—	—		—	—	11,000	(6)	22,550	—		—
	—	—		—	—	37,393	(7)	76,656	—		—
	—	—		—	—	—		—	37,852	(8)	77,597
	—	27,500	(9)	2.34	12/7/2019	—		—	—		—
Michael A. Sawtell	37,499	37,501	(10)	3.58	5/5/2021	—		—	—		—
	59,999	60,001	(11)	3.65	5/12/2021	—		—	—		—
	15,166	30,334	(3)	2.29	12/9/2018	—		—	—		—
	—	16,250	(4)	2.29	12/9/2018	—		—	—		—
	—	—		—	—	7,800	(5)	15,990	—		—
	—	—		—	—	6,500	(6)	13,325	—		—
	—	—		—	—	18,896	(7)	38,737	—		—
	—	—		—	—	—		—	19,048	(8)	39,048
	—	16,250	(9)	2.34	12/7/2019	—		—	—		—
Kenneth S. Cragun	46,000	—		2.31	4/1/2019	—		—	—		—
	15,972	3,195	(12)	2.31	4/1/2019	—		—	—		—
	9,582	9,584	(13)	2.31	4/1/2019	—		—	—		—
	16,666	8,334	(14)	4.85	10/18/2020	—		—	—		—
	8,666	4,334	(2)	6.01	12/10/2020	—		—	—		—
	24,499	17,501	(15)	5.14	1/11/2021	—		—	—		—
	10,110	20,223	(3)	2.29	12/9/2018	—		—	—		—
	—	10,833	(4)	2.29	12/9/2018	—		—	—		—
	—	—		—	—	5,200	(5)	10,660	—		—
	—	—		—	—	4,333	(6)	8,883	—		—
	—	—		—	—	13,869	(7)	28,431	—		—
	—	—		—	—	—		—	13,969	(8)	28,636
	—	10,833	(9)	2.34	12/7/2019	—		—
Erik Herring	—	60,000	(16)	2.25	1/9/2019	—		—	—		—
	—	15,000	(17)	2.47	5/15/2019	—		—	—		—
	—	6,250	(4)	2.47	5/15/2019	—		—	—		—
	—	—		—	—	2,500	(6)	5,125
	—	—		—	—	11,083	(7)	22,720
	—	—		—	—	—		—	11,061	(8)	22,675
	—	6,250	(9)	2.34	12/7/2019	—		—	—		—
Peter S. Hutto	55,000	—		7.11	10/21/2015	—		—	—		—
	3,126	—		4.71	3/6/2017	—		—	—		—
	12,779	—		4.74	12/13/2017	—		—	—		—
	19,167	—		4.74	12/13/2017	—		—	—		—
	15,971	3,195	(1)	4.74	12/13/2017	—		—	—		—
	11,667	—		1.66	10/28/2018	—		—	—		—
	21,765	—		1.57	3/12/2019	—		—	—		—
	25,333	12,667	(2)	6.01	12/10/2020	—		—	—		—
	5,833	11,667	(3)	2.29	12/9/2018	—		—	—		—
	—	6,250	(4)	2.29	12/9/2018	—		—	—		—
	—	—		—	—	3,000	(5)	6,150	—		—
	—	—		—	—	2,500	(6)	5,125	—		—
	—	—		—	—	12,097	(7)	24,799	—		—
	—	—		—	—	—		—	12,677	(8)	25,988
	—	6,250	(9)	2.34	12/7/2019	—		—	—		—

(1)	33.33% of total grant vested on June 3, 2011, and the remainder vests each quarter over the next eight quarters commencing after June 3, 2011.

(2)	33.33% of total grant vested on December 10, 2011, and the remainder vests each quarter over the next eight quarters commencing after December 10, 2011.

(3)	33.33% of total grant vested on December 9, 2012, and the remainder vests each quarter over the next eight quarters commencing after December 9, 2012.

(4)	33.33% of total grant vests on December 9, 2013, and the remainder vests each quarter over the next eight quarters commencing after December 9, 2013.

(5)	33.33% of total grant vests on January 1, 2013, and the remainder vests each year on January 1 over the next two years commencing after January 1, 2013.

(6)	33.33% of total grant vests on January 1, 2014, and the remainder vests each year on January 1 over the next two years commencing after January 1, 2014.

(7)	100% of total grant vests on January 2, 2013.

(8)	100% of total grant vests on February 19, 2013, upon satisfaction of certain performance criteria established by the compensation committee of our board of directors.

(9)	33.33% of total grant vests on December 7, 2013, and the remainder vests each quarter over the next eight quarters commencing after December 7, 2013.

(10)	33.33% of total grant vested on May 5, 2012, and the remainder vests each quarter over the next eight quarters commencing after May 5, 2012.

(11)	33.33% of total grant vested on May 12, 2012, and the remainder vests each quarter over the next eight quarters commencing after May 12, 2012.

(12)	33.33% of total grant vested on April 1, 2010, and the remainder vests each quarter over the next eight quarters commencing after April 1, 2010.

(13)	33.33% of total grant vested on April 1, 2011, and the remainder vests each quarter over the next eight quarters commencing after April 1, 2011.

(14)	33.33% of total grant vested on April 1, 2012, and the remainder vests each quarter over the next eight quarters commencing after April 1, 2012.

(15)	33.33% of total grant vested on October 18, 2011, and the remainder vests each quarter over the next eight quarters commencing after October 18, 2011.

(16)	50.00% of total grant vests on January 9, 2013, and the remainder vests each quarter over the next eight quarters commencing after January 9, 2013.

(17)	33.33% of total grant vests on May 15, 2013, and the remainder vests each quarter over the next eight quarters commencing after May 15, 2013.

Options Exercises and Stock Vested — 2012

(2)	There were no stock options exercised nor stock awards vested during the fiscal year ended 2012 for our Named Executive Officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is an officer or employee of Local, and none of our executive officers serve as a member of a Compensation Committee of any entity that has one or more executive officers serving as a member of our Compensation Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC reports of ownership and changes in ownership of our equity securities. Copies of the reports filed with the SEC are required by SEC Regulation to be furnished to Local. Based solely on our review of the copies of such reports furnished to us and written representations from certain insiders that no other reports were required, we believe each reporting person has complied with the disclosure requirements with respect to transactions made during 2012.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

BDO USA, LLP was engaged as our independent registered public accounting firm in March 2012 for the fiscal year ended December 31, 2012. Prior to the appointment of BDO USA, LLP, Haskell & White LLP had served as our independent registered public accounting firm for all fiscal years ending December 31, since 2003.

Proposal to Ratify Independent Registered Public Accounting Firm for 2013

Although it is not required to do so, the Audit Committee is submitting the appointment of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting in order to ascertain the view of the stockholders regarding such appointment. In the event ratification of this appointment of independent registered public accounting firm is not approved by a majority of the shares of Common Stock voting thereon, the Audit Committee will consider this fact in connection with its future appointment of an independent registered public accounting firm.

A representative of BDO USA, LLP is expected to be present at the Annual Meeting where he or she will be given the opportunity to make a statement if he or she desires and will be available to respond to appropriate questions.

The Board recommends a vote “FOR” ratification of the appointment of BDO USA LLP as our independent registered public accounting firm for fiscal year ending December 31, 2013.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table sets forth the aggregate fees for professional audit services rendered by BDO USA, LLP for audit of our annual financial statements for the year ended December 31, 2012, and fees billed for other services provided by BDO USA, LLP for the year ended December 31, 2012, and for professional audit services rendered by Haskell & White LLP for audit of our annual financial statements for the year ended December 31, 2011, and fees billed for other services provided by Haskell & White LLP for the year ended December 31, 2011.

	Years ended December 31,
	2012	2011
Audit Fees	$267,443	$223,830
Audit-Related Fees	—	44,100
Tax Fees	79,103	—
All Other Fees	—	5,500

Total Fees Paid	$346,546	$273,430

Audit Fees

Includes the aggregate fees for the annual audit of our financial statements, review of our quarterly financial statements and the audit of internal controls in order to comply with the Sarbanes-Oxley Act of 2002.

Audit-Related Fees

Includes the aggregate fees for the auditor’s consent for use of our audited financial statements in our S-3 registration statements, S-8 registration statement, and our Form 10-K/A.

Tax Fees

Includes the aggregate fees for tax preparation, tax advice and tax planning.

All Other Fees

Includes the aggregate fees for services related to our acquisitions.

Our audit committee pre-approves all services provided by BDO USA, LLP and Haskell & White LLP.

PROPOSAL 3 — APPROVAL OF THE LOCAL CORPORATION 2013 EMPLOYEE STOCK PURCHASE PLAN.

Background

On March 11, 2013, the Board of Directors adopted the Local Corporation 2013 Employee Stock Purchase Plan (the “ESP Plan”), subject to the approval of the stockholders at our 2013 Annual Meeting, to allow employees to purchase our common stock at a discount using payroll deductions. Stockholder approval of the ESP Plan would entitle our employees to receive special tax treatment provided by the Internal Revenue Code of 1986, as amended (the “Code”). Contributions by employees will commence if the ESP Plan is approved by our stockholders.

The ESP Plan provides for the issuance of up to 2,000,000 shares of common stock. A copy of the ESP Plan is attached as Appendix A to this Proxy Statement. The description herein is a summary and not intended to be a complete description of the ESP Plan. Please read the ESP Plan for more detailed information.

Description of the ESP Plan

The purpose of the ESP Plan is to provide our employees and those subsidiaries designated to participate in the ESP Plan with an opportunity to purchase shares of our common stock. The ESP Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the ESP Plan, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

A total of 2,000,000 shares of common stock will be available for issuance and purchase under the ESP Plan. If any purchase right terminates for any reason without having been exercised, the shares of common stock not purchased under such purchase right shall again become available for the ESP Plan. The ESP Plan will be administered by the Compensation Committee or such other committee designated by our Board or the Compensation Committee (the “Plan Committee”). The Plan Committee has the full and exclusive discretionary authority to construe and interpret the ESP Plan and the rights granted under it, to designate from time to time which subsidiaries of the Company will participate in the ESP Plan, to establish rules and regulations for the administration of the ESP Plan and to amend the ESP Plan to satisfy applicable laws, to obtain any exemption under such laws or to reduce or eliminate any unfavorable legal, accounting or other consequences.

Eligibility

Generally, all of our employees, who are generally classified as our employees for tax purposes, who are employed on the first day of the applicable offering period are eligible to participate in the ESP Plan. However, any employee who would own or have options to acquire five percent (5%) or more of the total combined voting power or value of all classes of our stock or any subsidiary is excluded from participating in the ESP Plan. Nonemployee directors are not eligible to participate in the ESP Plan. Approximately 100 employees are eligible to participate in the ESP Plan.

Purchase of Shares of Common Stock

Pursuant to procedures established by the Plan Committee, eligible employees may elect to have a portion of their compensation used to purchase shares of our common stock. Purchase periods are established (currently contemplated to be successive six-month periods) and purchases of shares of common stock are made on the last trading day of the purchase period with compensation amounts withheld from employees during the purchase period. Pursuant to procedures established by the Plan Committee, employees may suspend the amount of compensation being withheld during a purchase period or may withdraw prior to the end of the purchase period all amounts previously withheld during the purchase period, without interest. If during a purchase period an employee suspends the withholding of compensation or withdraws amounts previously withheld, such employee may not recommence withholding of compensation for the purchase of shares of common stock until the following purchase period.

On each purchase date (the last trading day of each purchase period), any amounts withheld from an employee’s compensation during the applicable purchase period for purposes of the ESP Plan will be used to purchase the greatest number of whole shares of common stock that can be purchased with such amounts. The purchase price for a share of common stock will be set at the lesser of (i) 85% of the fair market value of a share of common stock on the first trading day of the purchase period or (ii) 85% of the fair market value of a share of common stock on the purchase date. For purposes of the ESP Plan, “fair market value” generally means the closing price of a share of common stock for the day.

The Code generally limits the aggregate fair market value of the shares of common stock (determined as of the beginning of the purchase period) that any employee may purchase under the ESP Plan during any calendar year to $25,000. The ESP Plan provides the Plan Committee with authority to limit the number of shares of common stock that an employee can purchase on any one purchase date under the ESP Plan. The Plan Committee may impose restrictions or limitations on the resale of shares of common stock purchased under the ESP Plan.

We will pay the administrative costs associated with the operation of the ESP Plan. The employees will pay any brokerage commissions that result from their sales of shares of common stock. We may deduct or withhold or require employees to pay to us any federal, state, local and other taxes we are required to withhold with respect to any event arising as a result of the ESP Plan.

Effect of Certain Corporate Events

The ESP Plan provides for adjustment of the number of shares of common stock which may be granted under the ESP Plan as well as the purchase price per share of common stock and the number of shares of common stock covered by each purchase right for any increase or decrease in the number of shares of common stock resulting from any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, or other similar corporate transaction or event affecting our common stock.

In the event of any corporate transaction, the Plan Committee may make such adjustment it deems appropriate to prevent dilution or enlargement of rights in the ESP Plan, in the number, class of or price of shares of common stock available for purchase under the ESP Plan and in the number of shares of common stock which an employee is entitled to purchase and any other adjustments it deems appropriate. Upon a change in control, all outstanding purchase rights are generally treated as exercised.

Amendment or Termination

The Board may amend the ESP Plan at any time, provided such amendment does not cause rights issued under the ESP Plan to fail to meet the requirements of Section 423 of the Code or cause rights issued under the ESP Plan to fail to meet the requirements of any securities exchange on which shares of common stock are traded. Moreover, any amendment for which stockholder approval is required under Section 423 of the Code or such securities exchange must be submitted to the stockholders for approval. The ESP Plan will continue until terminated by action of the Board or the Plan Committee, although as noted above, the number of shares authorized under the ESP Plan is limited.

U.S. Federal Income Tax Consequences

The following discussion is only a brief summary of the United States federal income tax consequences to us and our employees. It is based on the Code as in effect as of the date of this proxy statement. The discussion relates only to United States federal income tax treatment; state, local, foreign, estate, gift and other tax consequences are not discussed. The summary is not intended to be a complete analysis or discussion of all potential tax consequences.

The amounts deducted from an employee’s pay pursuant to the ESP Plan will be included in the employee’s compensation and will be subject to federal income and employment tax. Generally, no additional income will be recognized by the employee either at the beginning of the purchase period when purchase rights are granted pursuant to the ESP Plan or at the time the employee purchases shares of common stock pursuant to the ESP Plan.

If the shares of common stock are disposed of at least two years after the first day of the purchase period to which the shares of common stock relate and at least one year after the shares of common stock were acquired under the ESP Plan (the “Holding Period”), or if the employee dies while holding the shares of common stock, the employee (or in the case of the employee’s death, the employee’s estate) will recognize ordinary income in the year of disposition or death in an amount equal to the lesser of (a) the excess of the fair market value of the shares of common stock on the first trading day of the purchase period over the purchase price of the shares of common stock or (b) the excess of fair market value of the shares of common stock at the time of such disposition over the purchase price of the shares of common stock.

If the shares of common stock are sold or disposed of (including by way of most gifts) before the expiration of the Holding Period, the employee will recognize ordinary income in the year of sale or disposition in an amount equal to the excess of the sales price over the purchase price. Even if the shares of common stock are sold for less than their fair market value on the purchase date, the same amount of ordinary income is included in income.

In addition, the employee generally will recognize capital gain or loss in an amount equal to the difference between the amount realized upon the sale of shares of common stock and the employee’s tax basis in the shares of common stock (generally, the amount the employee paid for the shares of common stock plus the amount, if any, taxed as ordinary income). Capital gain or loss recognized on a disposition of shares of common stock will be long-term capital gain or loss if the employee’s holding period for the shares of common stock exceeds one year. The purchase date begins the holding period for determining whether the gain or loss realized is short or long term.

If the employee disposes of shares of common stock purchased pursuant to the ESP Plan after the Holding Period, we will not be entitled to any federal income tax deduction with respect to the shares of common stock issued under the ESP Plan. If the employee disposes of such shares of common stock prior to the expiration of the Holding Period, we generally will be entitled to a federal income tax deduction in an amount equal to the amount of ordinary income recognized by the employee as a result of such disposition.

New Plan Benefits

Participation in the ESP Plan is entirely within the discretion of the eligible employees. Because we cannot presently determine the participation levels by employees, the rate of contributions by employees and the eventual purchase price under the ESP Plan, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the ESP Plan.

Required Vote

The affirmative vote of a majority of the issued and outstanding shares of the common stock entitled to vote at this meeting is necessary for approval of the ESP Plan in this Proposal 3. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE LOCAL CORPORATION 2013 EMPLOYEE STOCK PURCHASE PLAN.

PROPOSAL 4 — APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK OF THE COMPANY UPON THE FULL EXERCISE OF CONVERTIBLE NOTES AND WARRANTS BY INVESTORS WHO TOOK PLACE IN AN OFFERING OF CONVERTIBLE NOTES AND WARRANTS IN APRIL 2013.

Background

On April 10, 2013, we entered into a Convertible Note and Warrant Purchase Agreement (the “Agreement”) with The Tail Wind Fund Ltd. and certain other institutional investors (the “Investors”), pursuant to which we sold $5.0 million in convertible subordinated notes (the “Notes”), bearing interest at 7% per annum and convertible into shares of our common stock, par value $0.00001 per share (the “Common Stock”), and warrants (the “Warrants”) to purchase 746,268 shares of Common Stock (collectively, the “Financing”). The Agreement, form of Notes, and form of Warrants were previously filed as Exhibits to our current report filed on Form 8-K filed on April 11, 2013, and are incorporated herein by reference (collectively, the “Financing Documents”). The Notes have a maturity date of twenty four (24) months from the date of closing. The Warrants have an expiration date of sixty (60) months from the date of closing. The Notes are convertible to shares of Common Stock and the Warrants are exercisable at $2.01 per share. The proceeds from the Financing were used for expenses related to the financing and for working capital.

We may, at our election, issue shares of our Common Stock in satisfaction of our interest obligations under the Notes, provided certain conditions have been met, and provided further that such Common Stock shall be issued at a price equal to 93% of the then-current market price for our Common Stock, as calculated under the Notes. Under the terms of the Notes, the conversion price of the Notes can fluctuate in the event (i) there is an event of default under the Notes, the holders of the Notes elect to use the alternative conversion price to convert their Notes, and the alternative conversion price is less than the then-current conversion price for the Notes, (ii) we undertake certain stock dividends, split, combinations, distributions, or (iii) we undertake certain issuances of common stock or convertible securities at prices lower than the then-current conversion price for the Notes. In such instances, the conversion price of the Notes can fluctuate lower than the current conversion price of $2.01 per share. The Notes are convertible by the holders of the Notes at any time. We can force the conversion of the Notes by the holders in the event the trading price for our Common Stock exceeds 200% of the then current conversion price for a period of 90 trading days and certain other conditions have been met. The Notes prevent us from assuming any new indebtedness, except permitted indebtedness, as defined in the Notes, which includes allowance for certain types of indebtedness, including our line of credit with Square 1 Bank. Events of Default under the Notes includes failure to pay principal or interest timely when due, failure to timely convert the Notes to Common Stock if requested, failure to comply with the terms of the Notes, Warrants or other Financing Documents, a breach of representations and warranties by us, failure to file required SEC reports, failure to maintain listing on Nasdaq, and certain cross default provisions. In the event of default under the Notes, the Notes will bear interest at a default rate of eighteen percent (18%) per annum.

Under the terms of the Warrants, the exercise price of the Warrants can fluctuate in the event (i) we undertake certain stock dividends, split, combinations, distributions, or (ii) we undertake certain issuances of Common Stock or convertible securities at prices lower than the then-current exercise price for the Warrants. In such instances, the exercise price of the Warrants and the number of Warrants can fluctuate lower than the current exercise price of $2.01 per share.

In connection with the Agreement, we entered into an Investor Rights Agreement with each of the Investors (the “IRA”), the form of which were previously filed as Exhibits to our current report filed on Form 8-K filed on April 11, 2013, and are incorporated herein by reference. The IRA contains a requirement that we register the Common Stock into which the Notes are convertible and for which the Warrants are exercisable with the Securities and Exchange Commission. We fulfilled our obligation to file a Form S-3 Registration Statement within 45 days of the closing by filing a Form S-3 on May 6, 2013. We are also required to have such registration statement declared effective within 120 days of the closing, and to maintain the effectiveness of such registration statement for so long as the Notes, Warrants or shares of Common Stock issued pursuant to the Notes or Warrants are held by the Investors or their permitted assignees. We may become responsible for certain liquidated damages if we fail to meet our obligations under the IRA.

As security for our obligations the Financing Documents and the IRA, we have granted the Investors a security interest on all of our assets. Additionally, each of our wholly-owned subsidiaries, Krillion, Inc. and Screamin Media Group, Inc., have guaranteed all of our obligations with respect to the Investors under the Financing Documents and the IRA pursuant to a Guarantee Agreement (the “Guarantee”), the form of which were previously filed as Exhibits to our current report filed on Form 8-K filed on April 11, 2013, and are incorporated herein by reference. Krillion, Inc. and Screamin Media Group, Inc. have each offered as security for their obligations under the Guarantee a security interest in their respective assets. The Investors have subordinated all of their secured interests to Square One Bank pursuant to a subordination agreement with Square One Bank.

We engaged Merriman Capital, Inc. and Ladenburg Thalmann & Co. Inc., in order to assist us with the Financing. A special committee of the Board of Directors was formed for purposes of evaluating the potential financial advisors and made the selection of Merriman Capital, Inc. and Ladenburg Thalmann & Co. Inc. The special committee of the Board was comprised entirely of independent Board members. Our lead director, Norman K. Farra, Jr., currently serves as FEP Advisor for Merriman Capital, Inc. For his services in connection with the Financing, Mr. Farra received an aggregate fee of approximately $127,500. In light of the engagement of Merriman Capital, Inc. and the potential for a conflict of interest, Mr. Farra resigned his positions on the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board of Directors on January 16, 2013, as previously disclosed.

Provisions Requiring Shareholder Approval

The Notes and the Warrants contain certain volume weighted anti-dilution provisions which, if triggered, will lower the price at which the Notes are convertible into shares of Common Stock and the price at which the Warrants are exercisable for shares of Common Stock in the event subsequent issues of equity or convertible instruments by us occur at an effective price lower than $2.01 (as calculated in accordance with the terms of the Notes and Warrants) or certain other events occur, including without limitation, a sale of the Company or our assets or in the event of stock splits or dividends. The Notes and Warrants contain provisions which limit the total amount of shares of Common Stock into which the Notes and Warrants may be converted on a per Investor basis and, in accordance with NASDAQ Marketplace Rule 5635(d), 19.99% in the aggregate to all Investors. In the event that, but for the foregoing cap on total conversion, the Investors would be entitled to convert their Notes and exercise their Warrants into shares of Common Stock in excess of 19.99% in the aggregate as a result of the impact of the anti-dilution features in the Notes and Warrants, then a higher interest rate shall be applied to that portion of the Notes which are not convertible into shares of Common Stock and certain other rights and terms may become applicable.

Nasdaq Listing Requirements and the Necessity of Stockholder Approval

As a Nasdaq listed company, we are required to follow all applicable Nasdaq rules, including the Nasdaq Marketplace Rules. One such rule is rule 5635(d)(2) which requires stockholder approval when, in connection with a transaction other than a public offering, a transaction involves the potential issuance by the Company of common stock equal to 20% or more of the common stock outstanding before such potential issuance. Stockholder approval was not required at the closing the Financing because the terms of the Financing would not result in issuances equal to or more than 20%. However, we agreed in the Financing Documents to seek stockholder approval which would allow us to exceed the 19.99% aggregate cap on the total shares of common stock that are issuable pursuant to the Notes and the Warrants.

In order to satisfy all applicable Nasdaq Marketplace Rules, including without limitation Nasdaq Marketplace Rule 5635, which will have the effect of removing the 19.99% aggregate cap on the total shares of Common Stock that are issuable pursuant to the Notes and the Warrants, the Board of Directors is seeking shareholder approval for all of the transactions described above and agreed to by the Company in the Financing Documents and to approve the issuance of shares of our common stock underlying the Notes and Warrants in an amount equal to or in excess of 20% of our common stock outstanding before the issuance of the common stock underlying the Notes and Warrants.

Our stockholders are being asked to approve the transactions set forth in the Financing Documents, including without limitation the issuance of the Notes and Warrants, and to approve the issuance of the shares of our common stock upon conversion of the Notes and exercise of the Warrants even if such issuance results in our issuing a number of shares of our common stock equal to or in excess of 20% of our common stock outstanding prior to the consummation of the Financing. If the 19.99% aggregate cap on the total shares of common stock that are issuable pursuant to the Notes and the Warrants is removed, there is no way to reasonably calculate the total number of our shares of common stock into which the Notes and the Warrants may ultimately be convertible, as it would be dependent upon factors that are not yet determined or known.

Required Vote

The affirmative vote of a majority of the issued and outstanding shares of the common stock entitled to vote at this meeting is necessary for approval of the transactions set forth in the Financing Documents, including without limitation the issuance of the Notes and Warrants, and the issuance of shares of our common stock underlying the conversion of the Notes and exercise of the Warrants. If you own shares through a bank, broker, or other holder of record, you must instruct your bank, broker, or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE TRANSACTIONS SET FORTH IN THE FINANCING DOCUMENTS, INCLUDING WITHOUT LIMITATION THE APPROVAL OF THE ISSUANCE OF SHARES OF OUR COMMON STOCK IN AN AMOUNT EQUAL TO OR IN EXCESS OF 20% OF OUR OUTSTANDING COMMON STOCK UPON THE CONVERSION OF THE NOTES AND EXERCISE OF THE WARRANTS ISSUED BY THE COMPANY IN THE FINANCING.

PROPOSAL 5 — ADVISORY VOTE TO APPROVE OUR EXECUTIVE COMPENSATION, AS DESCRIBED IN THIS PROXY STATEMENT.

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with rules promulgated by the SEC.

As we discuss above under the caption “Compensation Discussion and Analysis,” the general compensation arrangements of the Company are guided by the following principles and business objectives:

•	It is our objective to hire and retain top talent in our industry in an exceptionally competitive marketplace, especially for key positions that directly contribute to creating stockholder value;

•

We reward the performance of our top contributors in key positions within our company by focusing our resources on them and their continued performance, while providing compensation at levels within our organization that rewards performance; and

•

We firmly believe that equity compensation is an important means of aligning the interests of our employees with those of our stockholders and focus our equity compensation on the key positions within our Company that we believe have the greatest impact on performance.

We are guided by the above principles in its compensation philosophy for our executive officers, which has been designed to achieve the following two objectives:

•	Allow us to attract and retain the key executive talent it needs to achieve its business objectives by providing total compensation arrangements that are competitive and attractive; and

•

Establishing a direct correlation between the total executive compensation paid to our overall performance and improvements in performance, including the creation of shareholder value, and the individual performance and achievements.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are asking our stockholders to indicate their support for the compensation of our executive officers, as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Local Corporation (the “Company”) approve, on an advisory basis, the compensation of the executive officers, as disclosed in the Company’s proxy statement for the 2013 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and disclosure.”

The say-on-pay vote is advisory and therefore, not binding; however, the Compensation Committee will consider the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors recommends a vote “FOR” the approval of our executive compensation, as described in this proxy statement.

OTHER MATTERS

The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, the persons named in the enclosed proxy will have the discretion to vote on such matters in accordance with their best judgment.

This proxy statement and the accompanying proxy card, together with a copy of our 2012 Annual Report, is being mailed to our stockholders on or about June 21, 2013. You may also obtain a complete copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, with all Exhibits filed therewith, from the SEC’s web site at www.sec.gov under EDGAR filings. We will provide to you a copy of our Form 10-K if you write to us requesting one at 7555 Irvine Center Drive, Irvine, CA 92618. Exhibits filed with our Form 10-K will be provided upon written request, in the same manner noted above, at a nominal per page charge.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2014 Annual Meeting

Under Rule 14a-8 of the Exchange Act, any stockholder desiring to include a proposal in our proxy statement with respect to the 2014 Annual Meeting should arrange for such proposal to be delivered to us at our principal place of business no later than 120 calendar days in advance of the one-year anniversary of the date of this proxy statement, in order to be considered for inclusion in our proxy statement relating to such Annual Meeting or February 14, 2014. Matters pertaining to such proposals, including the number and length thereof, and the eligibility of persons entitled to have such proposals included, are regulated by the Exchange Act, the Rules and Regulations of the SEC and other laws and regulations to which interested persons should refer.

In addition, pursuant to our Bylaws, in order for business to be properly brought before the 2014 Annual Meeting by stockholders, including the nomination of a director, stockholders must submit a notice of the proposal to us between April 8, 2014 and May 8, 2014, or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2014 Annual Meeting of Stockholders is not held between July 7, 2014, and October 15, 2014, under our Bylaws, this notice must be provided not earlier than the one hundred twentieth day prior to the 2014 Annual Meeting of Stockholders and not later than the close of business on the later of (a) the nineteenth day prior to the 2014 Annual Meeting or (b) the tenth day following the date on which public announcement of the date of such 2014 Annual Meeting is first made by us.

All such proposals and notices should be directed to Kenneth S. Cragun, Secretary, c/o Local Corporation, 7555 Irvine Center Drive, Irvine, CA 92618.

Proxy Solicitation

The proxies being solicited hereby are being solicited by us, the Board of Directors. The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to the solicitation of proxies by mail, we will request that brokers, banks and other nominees that hold shares of our Common Stock, which are beneficially owned by our stockholders, send proxies and proxy materials to those beneficial owners and secure those beneficial owners’ voting instructions. We will, upon request, reimburse those record holders for their reasonable expenses. Our officers and regular employees may, without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile or electronic means.

The form of proxy and this proxy statement have been approved by the Board of Directors and are being made available to stockholders by its authority.

Documents Incorporated By Reference

As permitted by Item 13(b) of Schedule 14A of Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are “incorporating by reference” into this proxy statement specific documents that we filed with the SEC, which means that we may disclose important information to you by referring you to those documents that are considered part of this proxy statement. Information that we file subsequently with the SEC will automatically update and supersede this information.

We incorporate by reference into this proxy statement the following documents filed with the SEC (Commission File No. 001-34197), and any future documents that we file with the SEC prior to our special meeting, excluding any reports or portions thereof that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2012;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013; and

•	Our Current Report on Form 8-K filed April 11, 2013.

This proxy statement or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed in this proxy statement. The descriptions of these agreements contained in this proxy statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. Copies of the definitive agreements will be made available without charge to you by making a written or oral request to us.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this proxy statement.

We will provide to each person, including any beneficial owner, to whom a proxy statement is delivered, upon written or oral request and without charge, a copy of the documents referred to above that we have incorporated by reference. You can request copies of such documents if you call or write us at the following address or telephone number:

Local Corporation

Attn: Chief Financial Officer

7555 Irvine Center Drive

Irvine, California 92618

(949) 784-0800

By Order of the Board of Directors

Kenneth S. Cragun

Chief Financial Officer and Secretary

June 14, 2013

Appendix A

LOCAL CORPORATION

2013 EMPLOYEE STOCK PURCHASE PLAN

1.    Purpose.    The purpose of the Plan is to provide employees of Local Corporation (the “Company”) and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the Company’s intention that this 2013 Employee Stock Purchase Plan (the “Plan”) qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The terms herein that begin with initial capital letters shall have the defined meaning set forth under Section 2 below, or elsewhere when the term first appears and is defined.

This 2013 Employee Stock Purchase Plan is effective as of the Company’s 2013 Annual Meeting of the Stockholders, upon its approval by the Company’s stockholders.

2.    Definitions.

(a)  “Authorization Form” shall mean a form established by the Plan Administrator authorizing payroll deductions, as set forth in Section 6, and containing such other terms and conditions as the Company from time to time may determine.

(b)  “Board” shall mean the Board of Directors of Local Corporation

(c)  “Code” shall mean the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be taken to be references to corresponding sections of any successor statute.

(d)  “Committee” shall mean the committee of members of the Board designated as the Committee in Section 14.

(e)  “Common Stock” shall mean the common stock of the Company.

(f)  “Company” shall mean Local Corporation, or any successor by merger or otherwise, and any Designated Subsidiary of the Company.

(g)  “Compensation” shall mean all base gross earnings, commissions, and cash bonus payments (and specifically excluding overtime and any stock based compensation of all types) before giving effect to any compensation reductions made in connection with plans described in section 401(k) or 125 of the Code, but exclusive of payments for any other compensation.

(h)  “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the Plan, each of the following corporations shall deemed to have been designated by the Board as a Designated Subsidiary: Screamin Media Group, Inc. and Krillion, Inc.

(i)  “Employee” shall mean any individual whom the Company in its discretion classifies as an employee of the Company for tax purposes. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(j)  “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(k)  “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(l)  “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(1)  The per share closing price of the Common Stock as reported on the NASDAQ Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported);

(2)  If the Common Stock is not then listed on the NASDAQ Stock Market, the per share closing price of the Common Stock on such other principal U.S. national securities exchange on which the Common Stock is listed (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported);

(3)  If the Common Stock is not listed on any U.S. national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Common Stock reported on such date (or, if there is no such sale on such date, then on the last preceding date on which a sale was reported); or

(4)  If the Common Stock is neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the Fair Market Value shall be determined by the Committee in its sole discretion using appropriate criteria.

(m)  “Offering Periods” shall mean the periods established pursuant to Section 4.

(n)  “Plan” shall mean this Local Corporation 2013 Employee Stock Purchase Plan, as amended from time to time.

(o)  “Plan Administrator” shall mean the Company acting through its authorized officers.

(p)  “Purchase Period” shall mean, except as otherwise determined by the Committee, the six (6) month period commencing on the next Trading Day following the preceding Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(q)  “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(r)  “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan that have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(s)  “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(t)  “Trading Day” shall mean a day on which the NASDAQ Stock Market (or such other principal U.S. national securities exchange Common Stock is listed) is open for trading.

3.    Eligibility.

(a)  All Employees who are employed by the Company at least one (1) day before a given Enrollment Date shall be eligible to participate in the Plan.

(b)  Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any parent or subsidiary corporation, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and any parent or subsidiary corporation accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods.

(a)  Plan Implementation.    The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on October 1, 2013 and ending on December 31, 2013 and on each subsequent January 1st and July 1st, or on such other date or dates as the Board or the Committee shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof.

(b)  Offering Period Duration.    Each Offering Period shall be for a period of six (6) months during which an option granted pursuant to the Plan may be exercised.

(c)  Automatic Transfer to Lower Price Offering Period.    To the maximum extent reasonably permitted by any applicable laws, regulations, rules of the NASDAQ Stock Market (or such other principal U.S. national securities exchange on which the Common Stock is listed), if the Fair Market Value of the Common Stock on the Enrollment Date of a new Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of the immediately preceding Offering Period, then all participants in the immediately preceding Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on the Exercise Date immediately preceding the new Offering Period and automatically re-enrolled in the new Offering Period as of the first day thereof.

(d)  Changes in Offering Period.    The Board or the Committee shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if notice of such change is announced to Employees at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    Participation.

(a)  An Employee may become a participant in the Plan by completing an Authorization Form and filing it with the Plan Administrator prior to the applicable Enrollment Date.

(b)  Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

6.    Payroll Deductions.

(a)  At the time a participant files his or her Authorization Form, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period (or such other percentage as may be established by the Board or the Committee from time to time in its sole discretion).

(b)  All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)  A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by filing with the Plan Administrator a new Authorization Form authorizing a change in payroll deduction rate. The Board or the Committee may, in its discretion, limit the number of participation rate changes during any Offering Period. Any such reduction or increase would be effective beginning with the first Purchase Period that begins no earlier than 5 business days after the Plan Administrator’s receipt of a new Authorization Form from the participant, unless otherwise determined by the Plan Administrator. A participant’s Authorization Form shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)  Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s Authorization Form at the beginning of the first Purchase Period that is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e)  At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option. If the participant makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any shares of Common Stock issued to such participant pursuant to the exercise of an option, and such disposition occurs within the two-year period commencing on the day after the Offering Date or within the one-year period commencing on the day after the exercise date, such participant shall, within five

(5) days of such disposition, notify the Company thereof. In addition, in order to satisfy the requirement to withhold the amount (if any) of federal, state or local taxes that the Company or Subsidiary determines is applicable, the Company and any Subsidiary may deduct such amount from any other compensation payable to the Participant.

7.    Grant of Option.    On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that any purchases shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. The Board or the Committee may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.    Exercise of Option.

(a)  Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)  If the Board or the Committee determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocations of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.    Delivery.    As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a certificate or uncertificated form.

10.    Withdrawal.

(a)  A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to Plan Administrator which is received at least ten (10) days prior to the Exercise Date (or such other notice period as may be established by the Plan Administrator from time to time in its sole discretion). All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Plan Administrator a new Authorization Form.

(b)  A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the participant withdraws.

11.    Termination of Employment.    Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated.

12.    Interest.    No interest shall accrue on the payroll deductions of a participant in the Plan.

13.    Stock.

(a)  Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for future sale under the Plan with respect to Exercise Dates shall be Two Million (2,000,000) shares, effective as of the effective date of the amendment of the Plan (as provided in Section 1).

(b)  The participant shall have no interest or voting rights in shares covered by his or her option until such option has been exercised.

(c)  Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.    Administration.    The “Committee” shall mean the Compensation Committee of the Board, a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder or such other committee of members of the Board as delegated by the Board. The Board or the Committee shall administer the Plan. The Board or the Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or the Committee shall, to the full extent permitted by law, be final and binding upon all parties. The Company will pay all expenses incurred in the administration of the Plan. No member of the Committee or individual acting on behalf of the Plan Administrator shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan, and all members of the Committee and individuals acting on behalf of the Plan Administrator shall be fully indemnified by the Company with respect to any such good faith action, determination or interpretation.

15.    Designation of Beneficiary.

(a)  A participant may file with the Plan Administrator a written designation of a beneficiary who is to receive any shares and cash from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file with the Plan Administrator a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to the exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)  Such designation of beneficiary may be changed by the participant at any time by written notice to the Plan Administrator. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    Transferability.    Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.    Use of Funds.    All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.    Reports.    Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.    Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)  Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”. Such adjustment shall be made by the Board or the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)  Dissolution or Liquidation.    In the event of a proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)  Merger or Asset Sale.    In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.    Amendment or Termination.

(a)  The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board on any Exercise Date if the Board determines that the termination of the

Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or rule of the NASDAQ Stock Market or such other principal U.S. national securities exchange Common Stock is listed), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)  Without stockholder approval and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board or the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable which are consistent with the Plan.

(c)  In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequences including, but not limited to:

(1)  altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price, provided that no alteration of the Purchase Price may be undertaken less than fifteen (15) days prior to an Exercise Date (or such other notice period as may be established by the Plan Administrator from time to time in its sole discretion);

(2)  shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(3)  allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.    Notices.    All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions Upon Issuance of Shares.    Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of the NASDAQ Stock Market (or any other principal U.S. national securities exchange on which the Common Stock may then be listed), and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.    Term of Plan.    On March 11, 2013, the Board approved the 2013 Employee Stock Purchase Plan, as amended, subject to and effective upon stockholder approval at the Company’s 2013 Annual Meeting of Stockholders. The Plan shall continue in effect for a period of ten (10) years following the Effective Date unless earlier terminated by the Board.

24.    Miscellaneous.

(a)  Administrative Costs.    The Company shall pay the administrative expenses associated with the operation of the Plan (other than brokerage commissions resulting from sales of Common Stock directed by Employees).

(b)  No Employment Rights.    Participation in the Plan shall not give an Employee any right to continue in the employment of the Company, and shall not affect the right of the Company to terminate the Employee’s employment at any time, with or without cause.

(c)  Repurchase of Stock.    The Company shall not be required to purchase or repurchase from any Employee any of the shares of Common Stock that the Employee acquires under the Plan.

(d)  Internal Revenue Code and ERISA Considerations.    The Plan is intended to constitute an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder. The provisions of the Plan, accordingly, shall be construed so as to comply with the requirements of that section of the Code or any successor provision, and the regulations thereunder. The Plan is not intended and shall not be construed as constituting an “employee benefit plan,” within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(e)  Headings, Captions, Gender.    The headings and captions herein are for convenience of reference only and shall not be considered as part of the text. The masculine shall include the feminine, and vice versa.

(f)  Severability of Provisions, Prevailing Law.    The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. The Plan shall be governed by the laws of the State of Delaware to the extent such laws are not in conflict with, or superseded by, federal law.

PROXY

LOCAL CORPORATION

7555 Irvine Center Drive

Irvine, California 92618

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

LOCAL CORPORATION

The undersigned hereby appoints Kenneth S. Cragun and Heath B. Clarke, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all the shares of LOCAL CORPORATION which the undersigned is entitled to vote at the 2013 Annual Meeting of Stockholders to be held at the offices of the offices of Dorsey & Whitney LLP, Plaza Tower, 600 Anton Boulevard, Suite 2000, Costa Mesa, CA 92626, on August 6, 2013, at 9:00 a.m. PT, and at any and all adjournments or postponements thereof, as follows:

1. Election of Class II Director:

☐	FOR the nominee listed below (except as indicated to the contrary below)	☐	WITHHOLD AUTHORITY to vote for the nominee listed below

Heath B. Clarke

2. Proposal to ratify appointment of independent registered public accounting firm.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3. Proposal to approve the Local Corporation 2013 Employee Stock Purchase Plan.

☐	FOR	☐	AGAINST	☐	ABSTAIN

4. Proposal to approve the issuance of shares of common stock upon the exercise of convertible notes and warrants in excess of 20% of the common shares outstanding prior to the issuance of the convertible notes and warrants.

☐	FOR	☐	AGAINST	☐	ABSTAIN

5. Advisory vote on executive compensation.

☐	FOR	☐	AGAINST	☐	ABSTAIN

This Proxy when properly executed will be voted in the manner directed above. If no direction is given, this proxy will be voted FOR proposal number 2.

IMPORTANT—PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

▼  DETACH PROXY CARD HERE  ▼

Please Detach Here

You Must Detach This Portion of the Proxy Card

▼  Before Returning it in the Enclosed Envelope  ▼

This Proxy confers discretionary authority to vote on any other matters as may properly come before the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement (with all enclosures and attachments) dated June 14, 2013.

Dated:             , 2013

Signature

Signature if held jointly

Please date this Proxy and sign it exactly as your name or names appear hereon. When shares are held by two or more persons, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.

Please mark, sign, date and return this Proxy promptly using the enclosed envelope. If your address is incorrectly shown, please print changes.